EXHIBIT 10.1

                                      LEASE

                              EQUASTONE VIEWS, LLC
                      a Delaware limited liability company
                                  (as Landlord)

                                       and


                                (I)STRUCTURE, LLC
                      a Delaware limited liability company
                                   (as Tenant)

                                      LEASE

                              EQUASTONE VIEWS, LLC
                      a Delaware limited liability company
                                  (as Landlord)

                                       and

                                (I)STRUCTURE, LLC
                      a Delaware limited liability company
                                   (as Tenant)


1.       PREMISES..........................................................1

2.       TERM..............................................................1

3.       RENT..............................................................2

4.       COMPLETION OR REMODELING OF THE PREMISES..........................3

5.       OPERATING EXPENSES AND TAXES......................................5

6.       SERVICES.........................................................12

7.       QUIET ENJOYMENT..................................................14

8.       DEPOSIT..........................................................14

9.       CHARACTER OF OCCUPANCY...........................................15

10.      MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD.................15

11.      ALTERATIONS AND REPAIRS BY TENANT................................16

12.      MECHANICS' LIENS.................................................18

13.      SUBLETTING AND ASSIGNMENT........................................18

14.      DAMAGE TO PROPERTY...............................................20

15.      INDEMNITIES......................................................20

16.      SURRENDER AND NOTICE.............................................21

17.      INSURANCE, CASUALTY, AND RESTORATION OF PREMISES.................21

18.      CONDEMNATION.....................................................22

19.      DEFAULT BY TENANT................................................24

20.      DEFAULT BY LANDLORD..............................................28

21.      SUBORDINATION AND ATTORNMENT.....................................28

22.      REMOVAL OF TENANT'S PROPERTY.....................................29

23.      HOLDING OVER:  TENANCY MONTH-TO-MONTH............................29

24.      PAYMENTS AFTER TERMINATION.......................................30

25.      STATEMENT OF PERFORMANCE.........................................30

26.      MISCELLANEOUS....................................................30

27.      AUTHORITIES FOR ACTION AND NOTICE................................33

28.      RULES AND REGULATIONS............................................34

29.      PARKING..........................................................34

30.      SIGNAGE..........................................................34

31.      BROKERAGE........................................................35

32.      TIME OF ESSENCE..................................................35

33.      LOCKERS..........................................................35

34.      REPRESENTATIONS AND WARRANTIES...................................35

35.      ENVIRONMENTAL REPRESENTATIONS AND COVENANTS......................36

36.      ADDENDA..........................................................37

37.      TELECOMMUNICATIONS...............................................37

38.      GUARANTY OF LEASE................................................40

EXHIBIT CHECKLIST
EXHIBIT A  - FLOOR PLAN
EXHIBIT B  - LEGAL DESCRIPTION
EXHIBIT C  - COMMENCEMENT CERTIFICATE
EXHIBIT D  - RULES AND REGULATIONS
EXHIBIT E  - WORK LETTER
EXHIBIT F  - LEASE GUARANTY
EXHIBIT G  - TELECOMMUNICATION RULES
EXHIBIT H  - TELECOM SERVICES


ADDENDUM 1 OPTION TO RENEW OR EXTEND
ADDENDUM 2 RIGHT OF FIRST REFUSAL
ADDENDUM 3 TENANT WORK
ADDENDUM 4 INSURANCE

                              OFFICE BUILDING LEASE


         THIS LEASE (this "Lease") is made as of this 27th day of June, 2006, by and between EQUASTONE VIEWS, LLC, a Delaware limited liability company ("Landlord") and (I)STRUCTURE, LLC, a Delaware limited liability company ("Tenant").


                              W I T N E S S E T H:

     1. PREMISES. In consideration of the payment of rent and the keeping and performance of the covenants and agreements by Tenant, as hereinafter set forth, Landlord hereby leases and demises unto Tenant the premises located on the second floor of the Building known as Suite 200, comprised of approximately 35,477 rentable square feet (the "Rentable Area"), as depicted on the floor plan hereto attached as Exhibit A (hereinafter referred to as the "Premises"), and being a part of the building known as The Views I, located at 11800 Ridge Parkway, Broomfield, Colorado (the "Building"), together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, common areas (the "Common Areas), or other areas on the real property (described more particularly on Exhibit B, the "Real Property") designated by Landlord for the non-exclusive use of the tenants of the Building. The Building, Real Property, plazas, common areas, other areas (including other buildings or improvements located on the Real Property), and appurtenances are hereinafter collectively sometimes called the "Building Complex". For purposes of this Lease, "rentable square feet" and "usable square feet" shall be calculated pursuant to the Building Owners' and Managers' Association (BOMA) Standard Method of Measuring Floor Area in Office Building in effect at the time of measurement. Within thirty (30) days after Substantial Completion of the Landlord's Work (as such terms are hereinafter defined), Landlord's space planner/architect shall measure and certify the rentable and usable square feet of the Premises in accordance with the provisions of this
Article 1 and the results thereof shall be presented to Tenant in writing. In the event that it is determined that the square footage amounts are different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

     2. TERM. The term of the Lease shall commence at 12:01 a.m. on the date that the Premises are Ready for Occupancy (as defined in Section 4(A) below) (such date shall be the "Commencement Date") (but in no event prior to July 1, 2006), and shall terminate at 12:00 midnight on the last day of the 120th full month following the Commencement Date (said term is referred to herein as the "Primary Lease Term"; the Primary Lease Term as extended pursuant to this Lease by the Renewal Term (as hereinafter defined) is referred to herein as the "Term"). Landlord agrees that it shall use its commercially reasonably efforts to provide Tenant with prior written notice of the date that is thirty (30) days prior to the estimated Commencement Date. Landlord shall permit Tenant and its agents to enter the Premises on or after the date that is (i) thirty (30) days prior to the Commencement Date in order that Tenant may inspect, arrange, relocate, and test the equipment, furniture, fixtures, and cabling located in the Premises, and to install Tenant's equipment, furniture, fixtures and cabling (subject to the terms of Section 11 hereof), subject to Landlord's prior written approval, and in a manner and upon terms and conditions and at times satisfactory to Landlord's representative (ii) sixty (60) days prior to the Commencement Date to perform or cause to be performed Tenant's Work and the installation and testing of telecommunications and data equipment, including cabling, subject to the terms of Section 2(h) of the Work Letter attached hereto as Exhibit E and (iii) otherwise are permitted by the Work Letter. The foregoing license to enter the Premises is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not materially interfering with the work being performed by Landlord. If at any time that entry shall cause material disharmony or materially interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon twenty four (24) hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant's contractors with all reasonable requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms reasonably satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay Rent or any obligation not operative prior to the Commencement Date. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant's risk. In no event shall the failure of Tenant's contractors to complete any work in the Premises delay the Commencement Date.

     3. RENT. Tenant shall pay the annual rental (the "Base Rent") for the Primary Lease Term, payable in monthly installments due on the first day of each month during the term hereof, as follows:

                              Annual Rental Rate                Monthly
          Term                     Per RSF                      Rental
          ----                     -------                      ------
       Months 1-12                  $11.00                    $32,520.58*
      Months 13-24                  $11.22                    $33,171.00*
      Months 25-36                  $11.44                    $33,821.41
      Months 37-48                  $11.67                    $34,501.38
      Months 49-60                  $11.91                    $35,210.92
      Months 61-72                  $12.32                    $36,423.05
      Months 73-84                  $12.75                    $37,694.31
      Months 85-96                  $13.20                    $39,024.70
      Months 97-108                 $13.66                    $40,384.65
     Months 109-120                 $14.14                    $41,803.73

* Subject to the terms of this Lease, Base Rent and other Rent hereunder for Months 1 to 12 shall be abated in its entirety so long as no Event of Default shall have occurred under this Lease.

* Subject to the terms of this Lease and so long as no Event of Default shall have occurred under this Lease, (i) Base Rent for Months 13 to 18 shall be partially abated such that Tenant shall pay $23,375.00 (and not $33,171.00) and
(ii) Tenant's Pro Rata Share of Taxes and Operating Expense shall be partially abated to 14.8251% (and not 21.0380%).

* Subject to the terms of this Lease and so long as no Event of Default shall have occurred under this Lease, (i) Base Rent for Months 19 to 24 shall be partially abated such that Tenant shall pay $28,050.00 (and not $33,171.00) and
(ii) Tenant's Pro Rata Share of Taxes and Operating Expense shall be partially abated to 17.7901% (and not 21.0380%).

For the avoidance of doubt, the parties agree that notwithstanding the foregoing abatement of the Base Rent (and other Rent charged, as applicable) for the period between Months 1 to 24 of the Term, Tenant shall have the right to occupy and use the entire Premises pursuant to this Lease, subject to the terms of this Lease. In the event that the Rentable Area is reduced due to partial destruction or similar cause, which event causes a reduction on a permanent basis to the Premises at any time during the period between Months 13 to 24 following the Commencement Date, then the monthly Base Rent obligation shall be proratably reduced to reflect such reduction.

Notwithstanding the foregoing, Tenant hereby agrees and acknowledges that, if a default by Tenant results in the termination of this Lease, specifically as part of the remedies to which Landlord is entitled pursuant to Article 19 of this Lease, Landlord shall be entitled to recover the unamortized amount of the abated Base Rent and other Rent that would have been due during the Months 1 to 24 following the Commencement Date ("Conditionally Abated Rent Amount"). The Conditionally Abated Rent Amount shall amortize on a straight-line basis, in equal monthly installments at the Prime Rate set forth in Section 19(E) of this Lease, over the entire Lease Term, commencing with the twenty-fifth (25th) month thereof.

All rents shall be paid in advance, without notice, set off, abatement, or diminution, at the office of Landlord located at 8910 University Center Lane, Suite 500, San Diego, CA 92122, Attn: Mr. Roger Simsiman, or at such place as Landlord from time to time designates in writing to Tenant.

     4. COMPLETION OR REMODELING OF THE PREMISES.

          A. Landlord has agreed to complete the Landlord's Work (as such term is defined in the work letter attached hereto as Exhibit E (the "Work Letter")). Landlord shall pay, or reimburse Tenant for, the costs incurred in completing the Landlord's Work and the Tenant Work (as hereinafter defined) up to a maximum of Twenty Dollars ($20.00) per square foot of the Rentable Area (the "Allowance") (i.e., a total maximum of $709,540.00). The Allowance will first be used to pay the costs incurred with respect to the Landlord's Work and then, and only then, to the costs incurred with respect to the Tenant Work. In the event a portion of the Allowance is used to pay costs incurred with respect to the Tenant Work, the costs incurred with respect to the first item listed on Addendum 3 attached hereto shall be paid first (i.e., card entry system identical to the card entry system currently in use at the entrance doors to the Building, including any related cabling therefor, and all installation costs therefor), and thereafter any remaining Allowance amounts shall be used to pay the costs incurred with respect to items listed on Addendum 3 attached hereto in descending order from the first item listed. In the event the Landlord's Work and the Tenant Work exceeds the Allowance, any excess amount shall be at Tenant's sole cost and expense and shall be promptly paid by Tenant upon receipt of billing therefor which Landlord, shall, in its sole and absolute discretion, shall have the right to require be paid prior to Landlord's commencement of the Landlord's Work or Tenant Work, subject to Tenant's right of review and approval (which approval shall not be unreasonably withheld, conditioned or delayed) of all invoices and bills therefor. For purposes of this Lease, the "Tenant Work" shall mean the work or items set forth in Addendum 3 attached hereto constructed by Landlord's Contractor (as defined in the Work Letter attached hereto as Exhibit E) or, if required by Landlord, a general contractor selected by Tenant, and reasonably approved by Landlord pursuant to plans submitted for Landlord's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant's right to use the Allowance hereunder shall terminate six (6) months after the Commencement Date; provided that Tenant may apply for reimbursement from the Allowance for applicable Tenant expenses only two (2) times after the Commencement Date.

          B. Landlord shall use commercially reasonable efforts to complete the Landlord's Work on or before August 1, 2006. If the Premises are not Ready for Occupancy (as hereafter defined) on August 1, 2006, due to any reason other than Tenant Delay (as defined in the Work Letter), Tenant's obligation to pay the Base Rent, its Pro Rata Share of Operating Expenses and Taxes, and other sums owing hereunder shall not commence until the Premises are Ready for Occupancy, whereupon this Lease, and all covenants, conditions and agreements herein contained shall be in full force and effect. Notwithstanding the foregoing, if the Premises are not going to be Ready for Occupancy on or before September 1, 2006, Landlord agrees that it shall provide written notice of such delay to Tenant on or before August 1, 2006, in which case the Premises shall be deemed "Ready for Occupancy" on October 1, 2006 or the date upon which the Premises is actually Ready for Occupancy. If the Premises is not Ready for Occupancy on or before October 1, 2006 due to any reason other than Tenant Delay or Force Majeure Event (defined below), Tenant shall receive two (2) days of Rent abatement for each day that the Premises are not Ready for Occupancy after October 1, 2006, up to a maximum of $65,333.33. "Force Majeure Event" means acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, changes in zoning and other governmental requirements, riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord.

          C. Subject to the terms of Section 4B above, the postponement of Tenant's obligations to pay rent and other sums herein provided to be paid by Tenant for such period prior to the delivery of the Premises to Tenant, Ready for Occupancy, shall be in full settlement of all claims which Tenant might otherwise have by reason of the Premises not being Ready for Occupancy on or before October 1, 2006, or such later date as provided in
     Section 4B.

          D. The Premises shall be deemed "Ready for Occupancy" when Landlord shall (a) have substantially completed the Landlord's Work and any other remodeling work to be performed by Landlord, to the extent agreed to in the Work Letter (such substantial completion to mean that all of the Landlord's Work and other remodeling work shall have been substantially completed pursuant to the Space Plans and Working Drawings (as such terms are hereinafter defined) and any other plans and specifications furnished pursuant to the Work Letter, other than so-called "punch list" items to be completed promptly thereafter), (b) Landlord shall have furnished Tenant with a certificate of the Architect (as hereinafter defined) certifying to the reasonable satisfaction of Tenant that substantial completion as described above has occurred, (c) Landlord shall have furnished to Tenant a temporary or permanent certificate of occupancy for the Premises, and (d) Tenant shall have full access to the Premises to commence and conduct Tenant's business therein. Subject to the terms of this Section 4(D) and except as set forth in the Work Letter, Landlord shall have no obligation for the completion or remodeling of the Premises, and Tenant shall accept the Premises in their "As Is" condition on the Commencement Date.

          E. Tenant shall be permitted to use any existing improvements, furniture fixtures, equipment, and cabling, currently located within the Premises at no charge; provided Landlord make no representation or warranty as to the fitness, adequacy or condition of such materials and Tenant accepts same AS-IS WHERE-IS, WITH ALL FAULTS. Tenant shall have the right to remove and/or replace any such fixtures, equipment or cabling that is obsolete or non-functional.

          F. If the Commencement Date is delayed pursuant to subsection B above, and the Commencement Date occurs on a day other than the first day of the month, the Commencement Date of the Primary Lease Term shall be further delayed until the first day of the following month, but Tenant shall pay proportionate rent at the same monthly rate set forth herein for the partial month prior to the Commencement Date, such rent to be payable in advance for such partial month (subject to the rent abatement in Subsection B (if applicable)). In the event said commencement date is so delayed, the expiration of the term hereof shall be extended so that the Primary Lease Term will continue for the full period set forth in Section 2 hereof. As soon as the Primary Lease Term commences, Landlord and Tenant shall execute a commencement certificate in the form attached hereto as Exhibit C, which may be requested by either party, setting forth the exact date on which the Primary Lease Term commenced and the expiration date of the Primary Lease Term.

     5. OPERATING EXPENSES AND TAXES.

     In addition to Base Rent, Tenant shall reimburse Landlord for certain of the Taxes and Operating Expenses (as such capitalized terms are hereinafter defined) of the Building or the Building Complex, as applicable, such reimbursement to be in the manner, at the times, and in the amounts set forth in this Section 5.

          A. Taxes. Tenant shall pay to Landlord Tenant's pro rata share of the total Building rentable area ("Pro Rata Share") of Taxes during the Term, such Pro Rata Share being 21.0380%. Landlord represents that total Building rentable area as of the date hereof is 168,633 rentable square feet). If there is a change in the total Building rentable area or to the Rentable Area as a result of an addition to the Building, or partial destruction, modification or similar cause to the Building or the Premises, which event causes a reduction or increase on a permanent basis to the Building or the Premises, Landlord shall cause adjustments in the computations as shall be necessary to provide for any such changes. Landlord's system for measurement applied to all tenants shall be used to determine rentable area provided that same shall be a commercially reasonable and recognized method and system, customarily applied in the Northwest Denver Metropolitan Area office market. In determining the amount of Taxes for any calendar year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment which would have been required to have been paid during such calendar year if Landlord had elected to have such special assessment paid over the maximum period of time permitted by law, if such election is available to Landlord (notwithstanding any contrary election by Landlord). All reference to Taxes "for" and "billed for" a particular calendar year shall be deemed to refer to Taxes levied, assessed, billed or otherwise imposed for such calendar year, without regard to the dates when any such Taxes are due and payable.

          As used in this Lease, the term "Taxes" means any and all general and special taxes and impositions of every kind and nature whatsoever levied, assessed, or imposed upon, or with respect to, the Building Complex, any leasehold improvements, fixtures, installations, additions, and equipment whether owed by Landlord or Tenant, or either because of or in connection with the Landlord's ownership, leasing, and operation of the Building Complex and the Property, including, without limitation, real estate taxes, personal property taxes, sewer rents, water rents, general or special assessments, and duties or levies charged or levied upon or assessed against the Building Complex and personal property, transit taxes, all costs and expenses (including legal fees and court costs) charged for the protest or reduction of property taxes or assessments in connection with the Building Complex, or any tax or excise on rent or any other tax (however described) on account of rental received for use and occupancy of any or all of the Building Complex, and the Property, whether any such taxes are imposed by the United States, the State of Colorado, the County of Broomfield, or any local governmental municipality, authority, or agency or any political subdivision of any thereof. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate, and inheritance taxes; provided, however, if at any time during the Term hereof, a tax or excise on rents or income or other tax, however described (herein called "Rent Tax"), is levied or assessed by the State of Colorado or any political subdivision thereof, on account of the Rent hereunder or the interest of Landlord under this Lease, such Rent Tax shall constitute Taxes; provided, further, in no event shall Tenant be obligated (i) to pay for any calendar year any greater amount by way of such Rent Tax than would have been payable by Tenant had the rentals paid to Landlord under all Building Complex leases (being the rentals upon which such Rent Tax is imposed) had been the sole taxable income of Landlord for the calendar year in question, or (ii) to pay or to reimburse Landlord for any tax of any kind assessed against Landlord on account of any such Rent Tax having been reimbursed to Landlord.

          B. Operating Expenses. Tenant shall pay Landlord Tenant's Pro Rata Share of Operating Expenses during the Term (such Pro-Rata Share to be calculated pursuant to subsection A above). As used in this Lease, the term "Operating Expenses" means any and all expenses, costs, and disbursements (other than Taxes) of every kind and nature whatsoever, which are paid or accrued by Landlord in connection with the management, maintenance, operation, or repair of the Building or the Building Complex, including, without limitation, the following:

               (a)......Costs of general supplies for the Building in accordance with the Building Standard (as hereinafter defined) (for purposes of this Lease, "Building Standard" means the level of tenant finish improvements or tenant services for occupied space in the Building as of the date hereof);

               (b)......Costs incurred in connection with obtaining and
          providing energy for the Building Complex, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy, fuel oils, coal or any other energy sources;

               (c)......Costs of water and sanitary and storm drainage services for the Building Complex;

               (d)......Costs of Building Standard janitorial and security services for the Building Complex;

               (e)......Costs of Building Standard general maintenance and repairs, including costs under climate control and other mechanical maintenance contracts and repairs and replacements of equipment used in connection with such maintenance and repair work for the Building Complex;

               (f)......Costs of maintenance and replacement of landscaping for the Building Complex;

               (g)......Insurance premiums, including for fire and all-risk coverage, together with loss of rent endorsement for the Building Complex, public liability insurance and any other insurance carried by Landlord on the Building Complex or any component parts thereof (all such insurance shall be in such amounts as may be required by any Mortgagee (as defined in Section 20 hereof) or as Landlord may reasonably determine and is customary for similar buildings similarly located), and the part of any claim required to be paid (and actually paid by Landlord) under the deductible portion of any insurance policies carried by Landlord in connection with the Building (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates);

               (h)......Labor costs associated with operation and maintenance of the Building Complex in accordance with the Building Standard, including wages and other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute associated with the operation and maintenance of the Building Complex;

               (i)......Professional building management fees and expenses customary for similar properties similarly located;

               (j)......Reasonable out-of-pocket legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are intended to produce a reduction in Operating Expenses, reduce the rate of increase in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building Complex) incurred in the ordinary course of operating the Building Complex;

               (k)......The costs of capital improvements and replacements made in or to the Building Complex in order to conform to any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building Complex (herein "Required Capital Improvements") and the costs of any capital improvements and replacements designed primarily to reduce Operating Expenses or to reduce the rate of increase in Operating Expenses (herein "Cost Savings Improvements") (it being agreed that the expenditures for Required Capital Improvements and Cost Savings Improvements shall be reimbursed to Landlord in equal installments over the useful life of such capital Required Capital Improvements and Cost Savings Improvements (as determined by the Internal Revenue Code of 1986, as amended), together with the interest on the balance of unreimbursed expenditure at the Prime Rate; provided, however, that the amount to be reimbursed by Tenant for any Cost Savings Improvement shall not exceed in any year the actual reduction or savings in Operating Expenses as a result thereof); and

               (l)......Rental payments or acquisition costs, allocated over the useful life, for machinery or equipment, including vehicles, necessary to timely and economically perform the cleaning and maintenance functions for the Building Complex in general (and not specific to any particular tenant in the Building Complex) imposed on Landlord.

          "Operating Expenses" shall not include:

                    (1)......Costs of work, including painting and decorating
               and tenant change work, which Landlord performs for any tenant or in any tenant's space in the Building other than work of a kind a scope which Landlord would be obligated to furnish to all tenants whose leases contain a rental adjustment provision similar to this one;

                    (2)......Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received or to the extent that such costs of repair or other work is incurred by Landlord due to the failure of Landlord to maintain insurance as required by this Lease;

                    (3)......Leasing commissions, advertising expenses,
               promotional expenses and other costs incurred in leasing space in the Building;

                    (4)......Costs of repairs or rebuilding necessitated by
               condemnation or structural defects in the Building Complex;

                    (5)......Any interest on borrowed money or debt
               amortization, except as specifically set forth above;

                    (6)......Depreciation on the Building Complex;

                    (7)......Any settlement, payment or judgment incurred by
               Landlord or the Building manager due to their willful misconduct or gross negligence, as established by a court of law, which is not covered by insurance proceeds;

                    (8)......Cost of any damage to the Building Complex caused directly by Landlord's willful misconduct or gross negligence, as established by a court of law, which is not covered by insurance proceeds;

                    (9)......Repair or replacement of the structural elements of the roof to the Building;

                    (10).....Leasehold improvements, including painting, made
               for tenants of the Building or made in order to prepare any portion of the Building for occupancy by a new tenant;

                    (11).....Brokerage commissions and other fees incurred in
               connection with the sale of the Building or the Building Complex;

                    (12).....The cost of any items for which Landlord is
               reimbursed by other third parties, including tenants of the Building, or is otherwise compensated;

                    (13).....Rent under any ground lease and/or underlying
               leases;

                    (14).....The cost of any electric current furnished
               separately to any other tenant through metering or any other means;

                    (16).....Any cost stated in operating expenses representing an amount paid to a corporation or entity which is controlled by or under common control with Landlord which is in excess of the amount which would be paid in the absence of such relationship

                    (17).....The costs of installing, operating, and maintaining any specialty such as an observatory, broadcasting facility, luncheon club, athletic or recreational club, theatre or cafeteria;

                    (19).....Any insurance premium to the extent that Landlord is reimbursed therefore by Tenant pursuant to this Lease or by any other occupant of the Building

                    (22).....Capital expenditures for Building improvements
               (other than as set forth in subsection (k) above), tenant improvements, and initial landscaping;

                    (23).....The costs for the acquisition of (as contrasted
               with the maintenance of) sculpture, paintings or other objects of art;

                    (24).....Legal fees incurred in negotiating and enforcing
               tenant leases;

                    (25).....Reserves for anticipated costs; or

                    (26).....Late charges and Penalties for late payment or
               non-payment by Landlord of any debt or obligation (but only if Tenant timely pays amounts due under the Lease relating to same), or for Landlord's gross negligence or willful misconduct resulting in its breach of any laws, including, without limitation, penalties for the failure to pay Taxes and penalties for the breach of any environmental laws or laws for the protection of human health and safety.

          Notwithstanding any other provision herein to the contrary: (A) in the event the Building is not 100% occupied during any calendar year or in the event the entire Building is not provided by Landlord with Building Standard services during any calendar year, an adjustment shall be made in computing each component of the Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been 100% occupied during such year and as though the entire Building had been provided with Building Standard services during such year; and (B) if any other tenant does not pay for a utility or service through payment of Operating Expenses, then the cost of the pertinent utility or service to such separately metered or separately contracted for premises shall be excluded from Operating Expenses, and the net cost to Landlord for such utility or service to the Building shall be allocated over the net Rentable Area of that portion of the Building which excludes the separately metered or separately contracted for premises.

          C. On or before the first day of each calendar month during the Term, Tenant shall pay to Landlord as additional rent one-twelfth (1/12th) of Landlord's estimate of Tenant's Pro Rata Share of Operating Expenses and Taxes for the then current calendar year. Landlord may from time to time adjust such estimate by written notice to Tenant, and Tenant's subsequent payments shall be based on such adjusted estimates.

          D. Audit and Adjustment Procedures.

               (1)......After the expiration of each calendar year (provided, however, that Landlord shall use its commercially reasonable efforts to do so within one hundred twenty (120) days thereafter), Landlord shall submit to Tenant a statement setting forth the actual Operating Expenses and Taxes ("Actual Operating Expenses and Taxes") for such calendar year, including (a) Tenant's Pro Rata Share of Actual Operating Expenses and Taxes for such period, and (b) the aggregate of Tenant's payments of Operating Expenses and Taxes for such period. Within thirty (30) days after the delivery of such statement (including any statement delivered after the expiration or termination of the Term of this Lease), the party in whose favor the difference, if any, between clauses (a) and (b) exists shall pay the amount of such difference to the other; provided, however, that overpayments by Tenant may at Landlord's option be credited against the next payments of Operating Expenses due except with respect to the last year of the Term.

               (2)......The annual determination and statement of Actual
          Operating Expenses and Taxes shall be prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). In the event of any dispute as to any Actual Operating Expenses and Taxes due hereunder, Tenant and its employees and agents, shall have the right to inspect Landlord's accounting records relative to Operating Expenses and Taxes in dispute at the office in which Landlord maintains its records during normal business hours at any time within one hundred twenty
          (120) days following the furnishing by Landlord to Tenant of such statement, subject to the execution of a confidentiality agreement reasonable acceptable to Landlord. Unless Tenant shall take written exception of any item in any such statement within such one hundred twenty (120) day period, such statement shall be considered as accepted by Tenant. If Tenant makes such timely written exception, a certification as to the proper amount of Rent shall be made by a nationally recognized certified public accountant not compensated on a contingency fee type basis and subject to a confidentiality agreement reasonably acceptable to Landlord, that is mutually acceptable to Tenant and Landlord (which certification shall be final and conclusive). Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original determination of both Taxes and Operating Expenses was in error by more than three percent (3%) over Tenant's actual obligation whereby Landlord shall reimburse Tenant for such certification.

               (3)......In the event of the termination of this Lease by
          expiration of the stated Term or for any other cause or reason prior to the determination of an adjustment to Rent permitted by this Lease, Tenant's agreement to pay its Pro Rata Share of Taxes and Actual Operating Expenses up to the time of termination shall survive the termination of this Lease.

               (4)......All calculations to be made under this Section 5 shall be made, furnished, handled, and (where applicable) billed separately.

               (5)......Subject to the rights of Landlord hereunder, any refund to which Tenant may be entitled under the provisions of this Section 5 may not be used by Tenant to offset any payments of Base Rent or other payments then due or that become due Landlord under this Lease.

               (6)......If the Term of this Lease commences on any day other than the first day of January, or if the Term of this Lease ends on any day other than the last day of December, any payment of Taxes or Operating Expenses due to Landlord shall be prorated on the basis by which the number of days in such partial year bears to 365.

               (7)......All sums which Tenant is required to pay or discharge pursuant to this Section 5 of this Lease in addition to Base Rent, together with any interest or other sums which may be added for late payment thereof, shall constitute "Rent" hereunder.

     6. SERVICES.

          A. Subject to the provisions of subsection D below, Landlord, without charge, except as provided herein, and in accordance with standards from time to time prevailing for the Building, agrees: (1) to furnish hot and cold running water at those points of supply for general use of tenants of the Building and as necessary to service a coffee/breakroom and/or lunch room in the Premises; (2) to furnish to public areas of the Building Complex heated or cooled air (as applicable), electrical current, commercial bonded janitorial services, and maintenance to the extent Landlord deems necessary to operate the Building as a first class office building in the Northwest Denver Metropolitan Area office building market and to the extent required by applicable law; (3) to furnish, during Ordinary Business Hours, as hereinafter defined, such heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises, provided that the recommendations of Landlord's engineer regarding occupancy and use of the Premises are complied with by Tenant and, with respect to cooled air, provided the same is used only for standard office use; (4) to furnish unfiltered treated cooling tower water for use in Tenant's packaged HVAC systems, provided that such systems are equipped with Landlord-approved strainers, pumping systems and controls, and that such systems are connected only after approval of Landlord's engineer (not to be unreasonably withheld); (5) to provide, during Ordinary Business Hours (as hereinafter defined), the general use of all passenger elevators (except in the case of emergencies or repair) for ingress and egress to and from the Premises and to provide the general use of at least one such elevator at all times, except in the case of emergencies; (6) to provide janitorial services for the Premises consistent with the standard of janitorial services for first class office building in the Northwest Denver Metropolitan Area office building market and to the extent of the Building Standard Landlord's Work items contained therein (including such window washing of the outside of exterior windows as may, in the judgment of Landlord, be reasonably required), but unless and until the Building Standard changes, such janitorial services shall be provided after Ordinary Business Hours on Monday through Thursday and Sunday only, except for Legal Holidays (as hereinafter defined); and (7) to cause electric current to be supplied to the Premises for all of Tenant's Standard Electrical Usage (as hereinafter defined).

          B. Tenant shall reimburse Landlord for reasonable and actual costs (without markup) incurred by Landlord in providing services for Excess Usage (as hereinafter defined), which costs are subject to change from time to time (and which costs are currently $50.00 per hour). Such reasonable and actual costs will include Landlord's costs for materials, additional wear and tear on equipment, utilities, and labor (including fringe and overhead costs). Computation of Landlord's cost for providing such services will be made by Landlord's engineer, based on his engineering survey of Tenant's Excess Usage. Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC system and/or extending or supplementing any electrical service, as Landlord may determine is necessary, as a result of Tenant's Excess Usage. Prior to installation or use by Tenant of any equipment which will result in Excess Usage or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord's consent therefor, which shall not be unreasonably withheld, delayed or conditioned). In addition to the foregoing, Tenant, at Tenant's option, upon such notice or at any time thereafter, may request Landlord, at Tenant's sole cost and expense, to install a check meter and/or flow meter to assist in determining the cost to Landlord of Tenant's Excess Usage. If Tenant desires electric current and/or heated or cooled air to the Premises during periods other than Ordinary Business Hours, Landlord will use reasonable efforts to supply the same, but at the expense of Tenant, at Landlord's standard rate as established by it, from time to time, for such services. Not less than twenty-four (24) hours' prior notice shall be given by Tenant to Landlord of Tenant's desire for such services. It is also understood and agreed that Tenant shall pay the cost of replacing light bulbs and/or tubes and ballast used in all lighting in the Premises other than Building Standard lighting.

          C. If Tenant requires janitorial services other than those required to be provided to other tenants of the Building Complex generally, Tenant shall separately pay for such services monthly upon billings by Landlord, or Tenant shall, at Landlord's option, separately contract for such services with the same company furnishing janitorial services to Landlord. Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord's prior written consent (not to be unreasonably withheld) and such rules, regulations and requirements as Landlord may reasonably impose (including but not limited to the requirement that such janitors belong to a trade union), to employ janitors, other than those employed by Landlord, to perform such additional services.

          D. Tenant agrees that Landlord shall not be liable for failure to supply any such heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules, or regulations, including regulations of any utility now or hereafter in force or effect, and Tenant agrees that Landlord may discontinue, reduce, or curtail such services, or any of them (either temporarily or permanently), at such times as it may be necessary by reason of accident, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, or rules and regulations or due to any other happening beyond the control of Landlord. Notwithstanding the foregoing, Landlord shall not be relieved of its obligations hereunder to supply heating, air conditioning, elevator, electrical, janitorial, lighting or other services in the event the failure thereof is due to the gross negligence or willful misconduct of Landlord. In the event of any interruption, reduction, or discontinuance of access to the Premises and/or Landlord's services (other than janitorial services) (either temporary or permanent), Tenant's monthly Base Rent and Additional Rent shall abate during the period of time in which Tenant cannot occupy the Premises for the Permitted Use, but only to the extent of rental abatement insurance proceeds received by Landlord.

          E. Tenant agrees to notify promptly the Landlord or its representative of any accidents or defects in the Building of which Tenant becomes actually aware including defects in pipes, electrical wiring, and HVAC equipment. In addition, Tenant shall provide Landlord with reasonably prompt notification of any matter or condition of which it has actual notice and which it reasonably anticipates may cause material injury or damage to the Building or any person or property therein. Nothing set forth in this subsection E shall impose an obligation on Tenant to make any repair or maintenance of the pipes, electrical wiring, and HVAC equipment or any other part of the Building.

          F. For purposes of this Lease:

          "Excess Usage" shall be defined as any usage of electricity (1) during other than Ordinary Business Hours; or (2) in an amount in excess of Tenant's Standard Electrical Usage; or (3) for Special Equipment; or (4) for any requirement for standard HVAC services during other than Ordinary Business Hours.

          "Legal Holidays", as used herein, shall mean New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays as may be hereafter established by the United States Government.

          "Ordinary Business Hours", as used herein shall mean and refer to 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturdays, Legal Holidays excepted.

          "Special Equipment", as used herein, shall mean (a) any equipment consuming more than 0.5 kilowatts at rated capacity, (b) any equipment requiring a voltage other than 120 volts, single phase, or (c) equipment that requires the use of self-contained HVAC units.

          "Tenant's Standard Electrical Usage", as used herein, shall mean and refer to weekly electrical consumption in an amount equal to multiplying three and one-half (3.5) watts/square foot by fifty-nine (59) hours and by then multiplying the product thereof by the number of rentable square feet in the Premises.

     7. QUIET ENJOYMENT. So long as Tenant is not in default under this Lease beyond applicable notice, grace and cure periods therefor, Tenant shall be entitled to the quiet enjoyment and peaceful possession of the Premises, subject to the terms and provisions of the Lease.

     8. DEPOSIT. It is hereby agreed that thirty (30) days prior to the date that (i) the amount of the Letter of Credit (defined in Article 39) is reduced to $0 or (ii) Tenant's obligation to maintain the Letter of Credit terminates pursuant to the terms of Article 39, Tenant shall deposit with Landlord and will keep on deposit at all times thereafter during the term of this Lease, the sum of Forty-One Thousand Seven Hundred Eighty-Eight and 41/100 Dollars ($41,803.73), as security for the payment by Tenant of all rent and other amounts herein agreed to be paid and for the faithful performance of all the terms, conditions, and covenants of this Lease. If, at any time during the term of this Lease, an Event of Default shall have occurred and be continuing, Landlord shall have the right to use said deposit, or so much thereof as necessary, in payment of any rent or other amount in default as aforesaid, in reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of such Event of Default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said deposit to the amount set forth above. In the event said deposit has not been utilized as aforesaid, said deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant or to whomever is then the holder of Tenant's interest in this Lease, without interest, upon full performance of this Lease by Tenant. Landlord shall have the right to co-mingle said deposit (and any interest earned thereon) with other funds of Landlord. Landlord may deliver the funds deposited herein by Tenant to the purchaser of Landlord's interest in the Premises in the event such interest be sold and, thereupon, Landlord shall be discharged from further liability with respect to such deposit.

     9. CHARACTER OF OCCUPANCY. Tenant covenants and agrees to occupy the Premises as general offices and uses ancillary and related to, and consistent with, the use of the Premises as general offices, including, without limitation, the use of portions of the Premises for storage, for computer server storage and for standard office employee amenities (the "Permitted Use"), and for no other purpose, and to use them in a careful, safe, and proper manner; to pay on demand for any damage to the Premises caused by misuse or abuse thereof by Tenant, Tenant's agents or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant. Tenant, at Tenant's expense, shall comply with all laws, codes, rules, and regulations of the United States, the State of Colorado, and of the County of Broomfield ("Applicable Laws"), now in effect, or which may hereafter be in effect, which shall impose any duty upon Landlord or Tenant with respect to the occupation or alteration of the Premises. Tenant shall not commit waste or suffer or permit waste to be committed or permit any commercial unreasonable nuisance on or in the Premises. Tenant agrees that (other than cleaning supplies, copier toner or other similar type products commonly found in commercial office space, provided such items are properly labeled, stored and disposed of in accordance with all Applicable Laws) it will not store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance which may be prohibited by any insurance policy in force from time to time covering the Building nor shall Tenant keep, store, produce or dispose of on, in or from the Premises or the Building any substance which may be deemed a Hazardous Substance (as hereinafter defined) (it being agreed that Tenant shall be permitted to install equipment permitted by Environmental Laws (as hereinafter defined) as "articles" thereunder). Landlord agrees that, notwithstanding the provisions of Section 6, Tenant shall have the right of access to the Premises twenty-four (24) hours a day, on all days of the calendar year, without the requirement of notice to Landlord for access on times other than Ordinary Business Hours or on Public Holidays.

     10. MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD.

          A. Unless otherwise expressly provided herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Primary Lease Term, or any extension thereof, except: (i) such repairs to HVAC, mechanical, life safety and electrical systems in the Premises (to the extent such systems are Building Standard) as may be deemed necessary by Landlord for normal maintenance operations of the Building and the Building Complex and as may be required to maintain the Building to a standard consistent with the standard for first class office building in the Northwest Denver Metropolitan Area office building market; and (ii) upkeep, maintenance, and repairs to all Common Areas in the Building and the Building Complex to a standard consistent with the standard for first class office building in the Northwest Denver Metropolitan Area office building market so long as the need for any such repair is not the result of Tenant's negligence.

          B. Tenant covenants and agrees to permit Landlord at any time to enter the Premises upon twenty-four hours prior notice to Tenant (other than in the case of emergencies) to examine and inspect the same or, if Landlord so elects, to perform any obligations of Tenant hereunder which Tenant shall fail to perform after written notice to Tenant, or to perform such cleaning, maintenance, janitorial services, repairs, additions, or alterations as Landlord may deem necessary or proper for the safety, improvement, or preservation of the Premises or of other portions of the Building Complex or as may be required by governmental authorities through any code, rule, regulation, ordinance, and/or law. Any such reentry shall not constitute an eviction or entitle Tenant to abatement of rent, unless such reentry results in the deprivation of access to the Premises or causes the Premises to be unusable for the Permitted Use. Furthermore, Landlord shall at all times have the right at Landlord's election to make such alterations or changes in other portions of the Building Complex as Landlord may from time to time deem necessary and desirable as long as such alterations and changes do not unreasonably interfere with Tenant's access, use and occupancy of the Premises. Landlord may use one or more of the street entrances to the Building Complex and such public areas thereof as may be necessary, in Landlord's determination to complete such alterations or changes.

     11. ALTERATIONS AND REPAIRS BY TENANT.

          A. Tenant covenants and agrees not to (a) make any structural, mechanical or electrical alterations in or additions to the Premises, (b) make any other alterations or additions to the Premises in excess of $10,000 per work order that are not visible from the exterior of the Premises and do not otherwise affect the exterior appearance of the Building, and do not require any application to a political jurisdiction for rezoning, general plan amendment, variance, conditional use permit or architectural review approval, (c) make any other alterations or additions to the Premises or (d) install of any equipment or machinery therein which requires modification of or additions to any existing electrical outlet or which would increase Tenant's usage of electricity beyond the Tenant's Standard Electrical Usage (all such alterations are referred to herein collectively as the "Alterations") without in each such instance first obtaining the written consent of Landlord. Landlord's consent to any Alterations by Tenant or Landlord's approval of the plans, specifications and working drawings for the Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities now in effect or which may hereafter be in effect. Tenant, at its expense, shall pay all engineering and design costs incurred by Landlord attributable to the Alterations and obtain all necessary governmental permits and certificates required for any Alterations to which Landlord has consented and shall cause such alterations to be completed in compliance therewith and with all applicable laws and requirements of public authorities and all applicable requirements of Landlord's insurance carriers. All Alterations which Tenant is permitted (or deemed permitted) to make shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the original installations in the Premises. All repair and maintenance work required to be performed by Tenant pursuant to the provisions of subsection B below and any Alterations permitted by Landlord pursuant to the provisions hereof, including, but not limited to, any installations desired by Tenant for Tenant's telegraphic, telephonic or electrical connections, shall be done at Tenant's expense by, at Tenant's option, Landlord's employees or, with Landlord's consent (not to be unreasonably withheld), by persons requested by Tenant and authorized in writing by Landlord; provided, however if such work is performed by persons who are not employees of Landlord, Tenant shall pay to Landlord, upon receipt of billing therefor, the costs for supervision and control of such persons as Landlord may determine to be reasonably necessary. Notwithstanding the foregoing, with respect to any Alterations that affect the structure of the Building, the Building electrical, mechanical or life safety systems, or any portion of the Project outside the Premises, at Landlord's option, such Alterations shall be made by Landlord, or by a contractor specified by Landlord, for Tenant's account. In the event Landlord constructs any Alterations pursuant to this section, Tenant shall reimburse Landlord for the cost thereof (including a reasonable charge for Landlord's overhead) as an Additional Rent, within twenty (20) days after receipt of a statement from Landlord therefor. If Landlord authorizes persons requested by Tenant to perform such work, prior to the commencement of any such work, on request, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workmen's compensation, public liability insurance, and property damage insurance, all in the amounts, with companies and on forms reasonably satisfactory to Landlord, are in force and effect and maintained (to the extent required by applicable law) by all contractors and subcontractors engaged by Tenant to perform such work. Upon written request by Landlord, all such policies shall name Landlord and any Mortgagee (as defined in Section 20) as an additional insured. Each such certificate shall provide that the same may not be cancelled or modified without ten
     (10) days' prior written notice to Landlord and such Mortgagee. Further, Landlord and such Mortgagee shall have the right to post notices in the Premises in locations which will be visible by parties performing any work on the Premises stating that Landlord is not responsible for the payment for such work and setting forth such other information as Landlord may deem necessary. Alterations, repair, and maintenance work shall be performed in a manner which will not unreasonably interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants' use of their premises.

          B. Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as when they were entered upon, loss by fire or other casualty or ordinary wear excepted. Subject to Landlord's obligation to make repairs in the event of certain casualties, as set forth in Section 18 below, Landlord shall have no obligation for the repair or replacement of any portion of the interior of the Premises which is damaged or wears out during the term hereof regardless of the cause therefor, including but not limited to carpeting, draperies, window coverings, wall coverings, painting or any of Tenant's property or betterments in the Premises.

          C. All Alterations and permanent fixtures installed in the Premises, including, by way of illustration and not by limitation, all partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including office supplies, movable office furniture and movable equipment not attached to the Building), shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance, or injury at the end of the Term, whether by lapse of time or otherwise. Tenant shall be required to remove any Alterations (including telecommunications cabling installed by Tenant or Landlord as part of the Landlord's Work, the Tenant Work, or Alterations) unless otherwise expressly agreed to between Landlord and Tenant at the time Landlord's consent to such Alterations is granted by Landlord pursuant to this Lease.

     12. MECHANICS' LIENS. Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises (including work performed by Landlord or its contractor at Tenant's request following the commencement of the Primary Lease Term) of a character which will or may result in liens on Landlord's interest therein and Tenant will keep the Premises free and clear of all mechanics' liens, and other liens on account of work done for Tenant or persons claiming under it. Tenant hereby agrees to indemnify, defend, and save Landlord harmless of and from all liability, loss, damage, costs, or expenses, including attorneys' fees, on account of any claims of any nature whatsoever including claims or liens of laborers or materialmen or others for work performed for or materials or supplies furnished to Tenant or persons claiming under Tenant. Should any liens be filed or recorded against the Premises or any action affecting the title thereto be commenced as a result of such work (which term includes the supplying of materials), Tenant shall cause such liens to be removed of record within ten (10) days after notice from Landlord. If Tenant desires to contest any claim of lien, Tenant shall furnish to Landlord adequate security of at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest and, if a final judgment establishing the validity or existence of any lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant shall be in default in paying any charge for which a mechanic's lien or suit to foreclose the lien has been recorded or filed and shall not have given Landlord security as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorney's fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

     13. SUBLETTING AND ASSIGNMENT.

          A. Tenant shall neither sublet any part of the Premises nor assign this Lease or any interest herein without the written consent of Landlord first being obtained, which consent, shall not be unreasonably withheld provided that: (1) Tenant has complied with the provisions of subsection D below; (2) the proposed subtenant or assignee is engaged in a business and the Premises will be used in a manner which is in keeping with the then standards of the Building and does not conflict with any exclusive use rights granted to any other tenant; (3) the proposed subtenant or assignee has a reputation and standing in the business community consistent with the image of tenants in a first-class office building and has reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable proof thereof; (4) Tenant is not in default hereunder at the time it makes its request for such consent (or if such default exists, such default shall be cured by the time of the assignment or subletting); or (5) the proposed subtenant or assignee is not a tenant under, or is not currently negotiating pursuant to an executed letter of intent, a lease with Landlord in any building in the Building Complex. Notwithstanding anything contained herein to the contrary, Tenant acknowledges that if the use of the Premises by any proposed subtenant or assignee would require compliance by Landlord and the Building with any current or future laws to a greater extent than that required prior to the proposed occupancy by such subtenant or assignee, Landlord, at its sole option, may refuse to grant such consent, unless, as an express condition thereof, Tenant and/or such assignee or subtenant bears the entire cost of such greater compliance.

          B. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect the rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed an acceptance of the assignee, subtenant, or occupant as the Tenant hereof or a release of Tenant from further performance by Tenant of covenants on the part of Tenant herein contained. Consent by Landlord to any one assignment or sublease shall not in any way be construed as relieving Tenant from obtaining the Landlord's express written consent to any further assignment or sublease. Notwithstanding the consent of Landlord to any sublease or assignment, in no event shall (i) Tenant be relieved from its primary obligations hereunder to Landlord, including, but not limited to the payment of all Base Rent and Tenant's Pro Rata Share of increases in Operating Expenses and (ii) Guarantor be relieved from its guarantor obligations hereunder to Landlord. Landlord's consent to any requested sublease or assignment shall not waive Landlord's right to refuse to consent to any other such request or to terminate this Lease if such request is made, all as provided herein. If Tenant collects any rental or other amounts from a subtenant or assignee in excess of the Base Rent and Tenant's Pro Rata Share of increases in Operating Expenses for any monthly period, Tenant shall pay to Landlord on a monthly basis, as and when Tenant receives the same, fifty percent (50%) of all such excess amounts received (net of reasonable and actual costs of tenant improvements and brokerage leasing commissions consistent with the market for the Premises) by Tenant ("Bonus Rent"). The obligations of Tenant to pay such Bonus Rent shall survive the expiration or earlier termination of this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Bonus Rent received from any subletting or assignment, and shall have the right to make copies thereof. If the Bonus Rent respecting any assignment or subletting shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord's costs of such audit.

          C. Notwithstanding anything contained in this Section 13 to the contrary, no consent of Landlord shall be required in the event of the following ("Permitted Transferees"), provided that at least ten (10) business days before any of the following occurs, Landlord receives written notice (as well as any documents or information reasonably requested by Landlord regarding any such transfer or transferee):

               (1)......any sublease of the Premises or assignment of this Lease to Infocrossing Inc. ("Guarantor") or an Affiliate (defined below) of Tenant or Guarantor, provided, however, in the case of any such sublease or assignment to an Affiliate of Tenant or Guarantor, Guarantor shall not be released from the guaranty entered into by Guarantor as of the date hereof (An "Affiliate" means any entity that is controlled by, or is under common control with Tenant or Guarantor. "Control" or "controlled" means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of any entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs);

               (2)......any sublease of the Premises or assignment of this Lease to any entity into which Tenant is merged or with which Tenant is consolidated or to which a substantial portion of Tenant's assets may be sold;

               (3)......any deemed assignment of this Lease arising out of the transfer or sale of shares of Tenant or any parent entity in any publicly traded exchange; or

               (4)......any change of name or nature of legal organization of
          Tenant in accordance with applicable law.

          D. Notwithstanding any other provision contained in this Section 13 to the contrary, in order to assure Landlord that a proposed assignee will have the resources with which to pay the rent called for herein, any proposed assignee, except for Permitted Transferees, must have as demonstrated to Landlord's satisfaction a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the net worth of Tenant on the date this Lease became effective. The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

          E. All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its counsel. Tenant shall pay within five days of written demand all of Landlord's reasonable and actual costs and expenses, including reasonable attorneys' fees, incurred in determining whether or not to consent to any requested sublease or Assignment and in reviewing and approving such documentation, such costs and expenses to not exceed Two Thousand Five Hundred and 00/100 Dollars ($2,500) for each proposed subletting or assignment. Any proposed assignee of this Lease must assume and agree to be bound by the terms, provisions and covenants of this Lease.

     14. DAMAGE TO PROPERTY. Tenant shall neither hold nor attempt to hold Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building Complex not herein demised, whether by reason of the negligence or default of the owners or occupants thereof or any other person or otherwise and the keeping or storing of all property of Tenant in the Building Complex and/or Premises shall be at the sole risk of Tenant.

     15. INDEMNITIES.

          A. Except to the extent covered by an insurance policy required to be maintained under the terms of this Lease (whether or not such policy is actually maintained), Tenant hereby agrees to indemnify, defend, and save Landlord harmless of and from all liability, loss, damages, costs, or expenses, including attorneys' fees, on account of injuries to the person or property of Landlord or of any other tenant in the Building Complex or to any other person rightfully in said Building Complex for any purpose whatsoever, where the injuries are caused by the negligence, misconduct or breach of this Lease by Tenant, Tenant's agents, servants, or employees or of any other person entering upon the Premises under express or implied invitation of Tenant or where such injuries are the result of the violation of the provisions of this Lease by any of such persons. This indemnity shall survive termination or earlier expiration of this Lease.

          B. The terms of Addendum 4 regarding insurance are hereby incorporated into this Lease. Tenant shall be required to maintain the insurance required under the terms of Addendum 4. The limits of said insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

          C. Except to the extent covered by an insurance policy required to be maintained under the terms of this Lease (whether or not such policy is actually maintained), Landlord hereby agrees to indemnify, defend, and save Tenant harmless of and from all liability, loss, damages, costs, or expenses, including attorneys' fees, on account of injuries to the person or property of Tenant or of any other tenant in the Building Complex or to any other person rightfully in said Building Complex for any purpose whatsoever, where the injuries are caused by the negligence, misconduct or breach of this Lease by Landlord, Landlord's agents, servants, or employees or of any other person entering upon the Premises under express or implied invitation of Landlord or where such injuries are the result of the violation of the provisions of this Lease by any of such persons. This indemnity shall survive termination or earlier expiration of this Lease.

     16. SURRENDER AND NOTICE. Upon the expiration or other termination of the term of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted unless due to the negligence of Tenant, and Tenant shall remove all of its movable furniture and other effects and such Alterations, as Landlord shall require Tenant to remove pursuant to Section 11 hereof. In the event Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises.

     17. INSURANCE, CASUALTY, AND RESTORATION OF PREMISES.

          A. Landlord shall maintain full replacement cost casualty insurance on the shell and core of the Building, on the Premises to the extent of the base tenant finish per the then-current standard allowance provided by Landlord to tenants in the Building therein and in the Building Complex, in such amounts, from such companies, and on such terms and conditions, including loss of rental insurance for such period of time as Landlord deems appropriate, from time to time.

          B. If the Premises or the Building shall be so damaged by fire or other casualty as to either (a) render the Premises wholly untenantable for more than sixty (60) days, (b) prohibit or restrict access to the Premises for more than sixty (60) days, or (c) render the Premises partially untenantable and if such damage shall be so great that a competent architect, in good standing, reasonably selected by Landlord shall certify in writing to Landlord and Tenant within sixty (60) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy for the purposes used immediately prior to such casualty within one hundred eighty (180) days from the happening thereof, then this Lease shall cease and terminate from the date of the occurrence of such damage or casualty and Tenant shall thereupon surrender to Landlord the Premises and all interest therein hereunder and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay rent, duly apportioned, up to the time of such termination of this Lease (i.e., the date of occurrence of such casualty or damage).

          C. If the Premises or the Building shall be so damaged by fire or other casualty as to either (a) render the Premises wholly or partially untenantable for sixty (60) days or less or (b) prohibit or restrict access to the Premises for sixty (60) days or less, and a competent architect, in good standing, reasonably selected by Landlord shall certify in writing to Landlord and Tenant within on or prior to the expiration of such (60) day period that the Premises, with the exercise of reasonable diligence, may be made fit for occupancy for the purposes used immediately prior to such casualty within one hundred eighty (180) days from the happening thereof, then this Lease shall not terminate as set forth in subsection B above, and Landlord shall, at its sole cost and expense, use commercially reasonable efforts to repair the damage so done (to the extent of the base tenant finish per the then-current standard allowance provided by Landlord to tenants in the Building) on or prior to the expiration of such one hundred eighty (180) day period. If Landlord shall not cause such repair to be substantially completed by the expiration of such one hundred eighty (180) day period, then Tenant shall have the right to terminate this Lease upon thirty (30) days' written notice to Landlord, provided, however, if Landlord then causes such repair to be substantially completed on or prior to the expiration of such thirty (30) day period, Tenant shall be deemed to have withdrawn Tenant's termination notice. Such repair shall be deemed to be substantially completed when Landlord shall (i) have completed the repairs to the standard aforesaid (other than so-called "punch list" items to be completed promptly thereafter), (ii) Landlord shall have furnished Tenant with a certificate of the architect certifying to the reasonable satisfaction of Tenant that substantial completion as described above has occurred, (iii) Landlord shall have furnished to Tenant a temporary or permanent certificate of occupancy for the Premises and/or the Building, and (d) Tenant shall have full access to the Premises to commence and perform Tenant's repair and replacement work therein.

          D. Landlord and Tenant hereby waive any and all rights of recovery against the other, their officers, agents, and employees occurring out of the use and occupancy of the Premises for loss or damage to their respective real and/or personal property arising as a result of a casualty or condemnation contemplated by this Section 17. Each of the parties shall, upon obtaining the policies of insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and shall require such carrier to include an appropriate waiver of subrogation provision in the policies.

          E. The Rent shall abate during any period of repair and restoration, but only to the extent of rental abatement insurance proceeds received by Landlord.

     18. CONDEMNATION. If (a) the entire Premises or substantially all of the Premises, (b) any portion of the Building Complex which shall render the Premises untenantable, (c) any portion of the Building Complex which shall materially restrict access to the Premises, (d) any portion of the Building Complex which shall materially limit the parking available to Tenant, or (e) any portion of the Premises or the Building Complex which shall render it materially and economically adverse to conduct Tenant's business in the Premises, shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender the Premises and all interest therein under this Lease to Landlord and Landlord may reenter and take possession of the Premises or remove Tenant therefrom. If a part of the Premises shall be so taken or appropriated or conveyed and neither party hereto shall elect to terminate this Lease and the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises continuing under this Lease at Landlord's cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any Alterations or any Landlord's Work or any Tenant Work installed on the Premises by or at the expense of Tenant. Thereafter, the monthly Base Rent and Additional Rent to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such that thereafter the amounts to be paid by Tenant shall be in the ratio that they are of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking. In such event, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this Lease except that Tenant shall be entitled to petition the condemning authority for the following, without reducing Landlord's award: (i) the then unamortized cost of any Alterations or Landlord's Work or Tenant Work paid for by Tenant from its own funds (as opposed to any allowance, including the Allowance, provided by Landlord); (ii) the value of Tenant's trade fixtures taken by the condemning authority; (iii) Tenant's relocation costs; and
(iv) Tenant's goodwill. Notwithstanding anything to the contrary contained in this Section 18, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Monthly Base Rent and Additional Charges payable hereunder by Tenant during the Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term. If such temporary taking is for a period longer than two hundred and ten (210) days and unreasonably interferes with Tenant's use of the Premises or the Common Area, then Tenant shall have the right to terminate the Lease. Notwithstanding anything to the contrary contained in this Section 18, in the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building. Landlord and Tenant understand and agree that the provisions of this Section 18 are intended to govern fully the rights and obligations of the parties in the event of a Taking of all or any portion of the Premises.

     19. DEFAULT BY TENANT.

          A. Each one of the following events is herein referred to as an "Event of Default":

               (1)......Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder on the date such sums are due and such failure continues for five (5) days shall be deemed a default. Notwithstanding the foregoing, Tenant may cure a default under this provision at any time prior to five (5) business days after written notice of such default is given by Landlord exercising its remedies as to such default under this Lease; provided, however, Tenant shall not be entitled to more than two (2) notices of a delinquency in payment during any calendar year and, if thereafter during such calendar year any rent or other amounts owing hereunder are not paid when due, an Event of Default shall be deemed to have occurred immediately even though no notice thereof is given;

               (2)......[intentionally omitted];

               (3)......This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Section 13;

               (4)......This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant and said attachment shall not be discharged or disposed of (including by the bonding over of same) within fifteen (15) days after the levy thereof;

               (5)......The filing of any petition or the commencement of any voluntary case or proceeding by the Tenant under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code, or any other federal or state law relating to insolvency, bankruptcy, or reorganization or the final adjudication that the Tenant is insolvent or bankrupt or the entry of a final order for relief under the Federal Bankruptcy Code with respect to Tenant;

               (6)......The filing of any petition or the commencement of any case or proceeding described in subsection (5) above against the Tenant, unless such petition and all proceedings initiated thereby are dismissed within ninety (90) days from the date of such filing; the filing of an answer by Tenant admitting the allegations of any such petition; the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of the Tenant, unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment;

               (7)......The insolvency of the Tenant or the execution by the
          Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Tenant generally to pay its debts as they mature;

               (8)......The admission in writing by Tenant, or any partner of
          Tenant if Tenant is a partnership, that he is unable to pay his debts as they mature or he is generally not paying his debts as they mature;

               (9)......Tenant shall fail to take possession of the Premises on or prior to the date thirty (30) days after the Commencement Date; or

               (10).....Tenant shall fail to perform any of the other agreements terms, covenants, or conditions hereof on Tenant's part to be performed and such non-performance shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant or, if such performance cannot be reasonably had within such thirty
          (30) day period, Tenant shall not in good faith have commenced such performance within such thirty (30) day period and shall not diligently proceed therewith to completion.

          B. Remedies of Landlord. If any one or more Event of Default shall happen, then Landlord shall have the right at Landlord's election, then or at any time thereafter, either:

               (1)......(a) Without demand or notice, to reenter and take possession of the Premises or any part thereof and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter, as provided in this subsection (1), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord's or Tenant's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord in its uncontrolled discretion, may determine and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

               (b) If Landlord elects to take possession of the Premises as provided in this subsection (1) without terminating the Lease, Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling, and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or

               (2)......To give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein and, on the date specified in such notice, Tenant's right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant's liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this subsection (2), Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums which would have been owing by Tenant hereunder for the balance of the term had this Lease not been terminated less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the term hereof over the then Reasonable Rental Value of the Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including reasonable attorneys' fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts. It is agreed that the "Reasonable Rental Value" shall be the amount of rental which Landlord can obtain as rent for the remaining balance of the then existing Term to a third party, taking into account any rent concessions, credits, and other allowances available to third party tenants of similar properties similarly located.

          C. Cumulative Remedies. Suit or suits for the recovery of the rents and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All reasonable costs incurred by Landlord in connection with collecting any rent or other amount and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, shall also be recoverable by Landlord from Tenant. Further, if an action is brought pursuant to the terms and provisions of the Lease, the prevailing party in such action shall be entitled to recover from the other party any and all reasonable attorneys' fees incurred by such prevailing party in connection with such action.

          D. No Waiver. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition. No agreement, term, covenant, or condition hereof to be performed or complied with by Tenant and no breach thereof shall be waived, altered, or modified, except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

          E. Late Payment Charge. Any rents or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest at the rate of three percentage points over the Prime Rate then being charged by Wells Fargo Bank, Colorado, or its successor, to its most credit-worthy customers on an unsecured basis for short term loans (the "Prime Rate") or the highest rate permitted by applicable usury law, whichever is lower, until paid. Further, in the event any rents or other amounts owing hereunder are not paid within five (5) days after written notice, Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, Tenant shall pay to Landlord an additional, one-time late charge for any such late payment in the amount of five percent (5%) of such payment. Any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right but not the obligation to do, shall, if not repaid by Tenant within five (5) days of demand by Landlord, thereafter bear interest at the rate of three percentage points over the Prime Rate or the highest rate permitted by applicable usury law, whichever is lower, until paid.

          F. WAIVER OF JURY TRIAL. TENANT AND LANDLORD HEREBY WAIVE (TO THE EXTENT ALLOWED BY LAW) AND ANY RIGHTS TO A TRIAL BY JURY IN SUIT OR SUITS BROUGHT TO ENFORCE ANY PROVISION OF THIS LEASE OR ARISING OUT OF OR CONCERNING THE PROVISIONS OF THIS LEASE.

     20. DEFAULT BY LANDLORD. In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default (not to exceed thirty (30) days unless (a) in the case of an emergency constituting a threat to human health, life or safety or an imminent loss of or damage to property in which case such cure shall such be immediately instituted by Landlord, and diligently prosecuted to completion, or (ii) in the case of a default not susceptible of cure within thirty (30) days if such cure is diligently pursued, in which case Landlord shall have a reasonable time thereafter to complete such cure provided that Landlord diligently pursues such cure). Notice to Landlord of any such alleged default shall be ineffective unless notice is simultaneously delivered to any holder of a Mortgage and/or Trust Deed affecting all or any portion of the Building Complex ("Mortgagees") that has been identified as such in a writing delivered to Tenant, as hereafter provided. Tenant agrees to give all Mortgagees, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing by Landlord or by way of receipt of actual notice of an Assignment of Rents and Leases, or similar assignment, of the address of such Mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then (other than in the case of an emergency constituting a threat to human health, life or safety or an imminent loss of or damage to property) the Mortgagees shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty
(30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. In no event will Landlord or any Mortgagee be responsible for any consequential damages incurred by Tenant as a result of any default, including, but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

     21. SUBORDINATION AND ATTORNMENT.

          A. This Lease, at Landlord's option, shall be subordinate to any mortgage or deed of trust (now or hereafter placed upon the Building Complex, or any portion thereof), including any amendment, modification, or restatement of any of such documents, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements, and extensions thereof. Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination, provided, however, Landlord shall use its commercially reasonable efforts to obtain a commercially reasonable non-disturbance and attornment agreement in form reasonably acceptable to Tenant in consideration thereof within ninety (90) days after the Commencement Date.

          B. If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of the holder's mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof.

          C. In confirmation of such subordination or superior position, as the case may be, Tenant agrees to execute such documents as may be reasonably required by Landlord or its Mortgagee to evidence the subordination of its interest herein to any of the documents described above, or to evidence that this Lease is prior to the lien of any mortgage or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so.

          D. Tenant hereby agrees to attorn to all successor owners of the Building Complex, whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage, or otherwise, subject to the non-disturbance requirement set forth in subsection A above.

     22. REMOVAL OF TENANT'S PROPERTY.

     All office supplies, movable furniture, movable equipment and personal effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor and Tenant shall pay Landlord all reasonable expenses incurred in connection with the disposition of such property.

     23. HOLDING OVER: TENANCY MONTH-TO-MONTH.

     If, after the expiration of this Lease, Tenant shall remain in possession of the Premises and continue to pay rent, and Landlord shall accept such rent, without any express written agreement as to such holding over, then such holding over shall be deemed and taken to be a holding upon a tenancy from month-to-month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed and at a monthly rent equivalent to one hundred fifty percent (150%) of the monthly installments paid by Tenant immediately prior to such expiration or the Current Market Rental Rate for the Premises, whichever is greater. All such rent shall be payable in advance on the same day of each calendar month. Such month-to-month tenancy may be terminated by either party upon ten (10) days' notice prior to the end of any such monthly period. Nothing contained herein shall be construed as obligating Landlord to accept any rental tendered by Tenant after the expiration of the term hereof or as relieving Tenant of its liability pursuant to Section 16 and any holdover without Landlord's consent shall be deemed a default hereunder entitling Landlord to all of its rights and remedies set forth in Section 19 above, including, without limitation, its right to recover consequential damages resulting from said holdover.

     24. PAYMENTS AFTER TERMINATION.

     No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant shall reinstate, continue, or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due or any other sums of money due under the terms of this Lease or otherwise exercise Landlord's rights and remedies hereunder and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.

     25. STATEMENT OF PERFORMANCE.

     Each of Tenant and Landlord agrees at any time and from time to time, upon not less than ten (10) days' prior written request by the other party, to execute, acknowledge, and deliver to the other party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that there have been no defaults (which, as it relates to the non-certifying party, shall be to the best knowledge only of the certifying party) thereunder by Landlord or Tenant (or, if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid in advance, if any, and such other information as the non-certifying party may reasonably request. It is intended that any such statement delivered to Landlord pursuant to this Section 25 may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein or a holder of any mortgage or deed of trust encumbering the Building Complex. Tenant's or Landlord's failure to deliver such statement within such time shall be conclusive upon Tenant or Landlord (as the case may be) that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord or Tenant (as the case may be); (ii) there are no uncured defaults in Landlord's or Tenant's (as the case may be) performance; and (iii) not more than one (1) month's rent has been paid in advance. Further, upon written request, Tenant will supply to Landlord a corporate or partnership resolution, as the case may be, certifying that the party signing said statement of Tenant is properly authorized to do so.

     26. MISCELLANEOUS.

          A. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building Complex at the time in question and, in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

          B. The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

          C. The Tenant agrees that, for the purposes of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of the street entrances, the halls, passageways, and elevators of the Building provided that same shall not materially and adversely affect Tenant's access to or use of the Premises.

          D. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building Complex or any portion thereof and an opportunity granted to Landlord and such holder to correct such violation as provided in Section 20 above.

          E. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

          F. The caption of each paragraph is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

          G. Except as herein specifically set forth, all terms, conditions, and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, and assigns. The terms, conditions, and covenants hereof shall also be considered to be covenants running with the land to the fullest extent permitted by law.

          H. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree, upon request, to deliver to Landlord a resolution or similar document or opinion of counsel to that effect.

          I. If there are more than one entity or person which or who are the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

          J. No act or thing done by Landlord or Landlord's agents during the term hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding on Landlord, unless such act or thing shall be by a partner or officer of Landlord, as the case may be, or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord, or Landlord's agents, employees, or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent and all other amounts owing, as herein stipulated, shall be deemed to be other than on account of the earliest stipulated rent or other amounts nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

          K. Landlord shall have the right at any time to change the name of the Building, to increase the size of the Building Complex by adding additional real property thereto, to construct other buildings or improvements on any portion of the Building Complex or to change the location and/or character of or to make alterations of or additions to the Building Complex. In the event any such additional buildings are constructed or Landlord increases the size of the Building Complex, Landlord and Tenant shall execute an Amendment to Lease which incorporates such modifications, additions, and adjustments to those provisions of the Lease affected by such changes, if necessary (e.g., Rentable Area, Tenant's Pro Rata Share, etc.). Tenant shall not use the Building's name for any purpose other than as a part of its business address. Any use of such name in the designation of Tenant's business shall constitute a default under this Lease.

          L. Tenant covenants and agrees that no diminution of light, air, or view of or from the Building or any other building (whether or not constructed or owned by Landlord) shall entitle Tenant to any reduction of rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any way affect this Lease or Tenant's obligations hereunder.

          M. Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease shall be limited to Landlord's interest in the Building Complex.

          N. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties by Landlord, it agents or employees, except such as are expressed herein and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

          O. Tenant agrees to make such modification and amendments of this Lease as may hereafter be required to conform to any lender's requirements, so long as such modifications or amendments will not increase Tenant's (and Guarantor's) obligations hereunder or materially alter its rights as set forth herein.

          P. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

          Q. Nothing set forth in this Lease shall be deemed to grant Landlord a right to relocate Tenant or the Premises at any time during the Term.

     27. AUTHORITIES FOR ACTION AND NOTICE.

          A. Except as herein otherwise provided, Landlord may act in any manner provided for herein by and through Landlord's building manager or any other person who shall from time to time be designated in writing by Landlord to Tenant. As of the date hereof, Landlord's building manager is CB Richard Ellis.

          B. All notices, demands, statements or communications required or permitted to be given to Landlord hereunder shall be in writing and shall be deemed duly served when actually received by Landlord at the addresses listed below. All notices, demands, statements or communications required to be given to Tenant hereunder shall be in writing and shall be deemed duly served when actually received by Tenant at the addresses listed below. All notices, either to Tenant or to Landlord shall be sent either by the United States mail, postage prepaid, certified or registered, return receipt requested, or by nationally recognized overnight carrier, pre-paid next business day service, proof of delivery required. Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be mailed.

     If to Landlord:          Equastone Views, LLC
                              8910 University Center Lane, Suite 500
                              San Diego, CA 92122
                              Attn:  Roger Simsiman

     With a copy to:          Sheppard, Mullin, Richter & Hampton LLC
                              12544 High Bluff Drive, Suite 300
                              San Diego, CA  92130-3051
                              Attn:  Scott Biel, Esq.

     If to Tenant:            c/o Infocrossing, Inc.
                              2 Christie Heights Street
                              Leonia, NJ  07605
                              Attn:  General Counsel

     With a copy to:          With a copy to:
                              Robinson & Cole LLP
                              695 East Main Street
                              Stamford, Connecticut 06901
                              Attn:  Euchung Ung

     28. RULES AND REGULATIONS.

     It is further agreed that the rules and regulations set forth on Exhibit D attached hereto shall be and are hereby made a part of this Lease and Tenant agrees that Tenant's employees and agents or any others permitted by Tenant to occupy or enter the Premises will at all times abide by said rules and regulations. A breach of any of such rules or regulations shall be deemed a default under this Lease and Landlord shall have all remedies as set forth in
Section 19 hereof subject to applicable notice, grace and cure periods.

     29. PARKING.

     Tenant shall be provided non-assigned surface parking in the Building parking lots at a ratio of four (4) spaces per one thousand (1,000) rentable square feet of office space leased. Based upon leasing 35,477 rentable square feet, this ratio equates to one hundred forty-one (141) spaces, all of which will be provided at no expense to Tenant during the Term. In the event a parking structure serving the Building is constructed at the Project, Landlord shall offer to Tenant, Tenant's prorata share (based upon the sum of the Rentable Area then leased by Tenant divided by the rentable square feet then comprising the Building) of the number of spaces Landlord makes available in such parking structure for use by tenants in the Building on such terms as are provided to other tenants of the Building.

     30. SIGNAGE.

     At all times during the Term, Landlord, at Landlord's sole cost and expense, shall provide Tenant with one (1) Building Standard suite identification sign per floor at the entrance to the Premises and add Tenant's name and suite number to the Building directory in the lobby. In addition to the foregoing, at all times during the Term while Tenant continues to occupy the entirety of the original premises, Landlord shall provide Tenant with one pre-cut tenant sign panel on each side of the shared exterior monument signage (on the monument sign located in the median of the entry drive off Ridge Parkway). All signage shall be to Building Standard and the interior signage shall be have text equivalent in size to the text provided other tenants in the Building and be otherwise consistent with signage provided other tenants in the Building. The cost of the exterior monument signage shall be paid by Tenant; provided however, such costs may be included as part of the Tenant Work.

     31. BROKERAGE.

     Tenant hereby represents and warrants that Tenant has not employed any broker in regard to this Lease and that Tenant has no knowledge of any broker being instrumental in bringing about this Lease transaction except CB Richard Ellis, Inc. and MRH Real Estate Services, Inc., which have acted as Tenant's broker (collectively, "Tenant's Broker") and CB Richard Ellis, Inc., which has acted as Landlord's broker ("Landlord's Broker"), each of which Landlord agrees to pay a commission (collectively, the "Brokerage Commission") pursuant to and subject to the terms of separate written agreements. Landlord and Tenant each shall indemnify the other against any expense incurred by the indemnified party as a result of any claim for brokerage or other commissions made by any other broker, finder, or agent, whether or not meritorious, employed by the other party or claiming by, through, or under such party. Tenant acknowledges that Landlord shall not be liable for any representations by any broker, including without limitation Landlord's Broker and Tenant's Broker, regarding the Premises, the Building, or this Lease.

     32. TIME OF ESSENCE.

     Time is of the essence herein.

     33. LOCKERS.

     On or before the date that is ninety (90) days after the Commencement Date, Landlord shall construct men's and women's locker rooms (including showers) on the first (1st) and fourth (4th) floor of the Building, which locker rooms shall be made accessible, on a non-exclusive basis, to Tenant and other tenants in the Building at all times that the Building is accessible to Tenant and its employees and invitees without charge or rent; provided that all costs associated with maintaining and repairing such locker rooms shall be payable as an Operating Expense pursuant to the terms of Section 5. As of the date of construction has been completed with respect thereto, each locker room shall be ADA-compliant and otherwise in compliance with Applicable Law.

     34. REPRESENTATIONS AND WARRANTIES.

     Each party represents to the other party that (a) each party is duly organized and in good standing in the jurisdiction of its organization, and each party is duly qualified to do business and in good standing in the State of Colorado, (b) the person executing this Lease on behalf of such party has the requisite power and authority to execute this Lease on behalf of such party and to bind such party to the duties and obligations set forth in this Lease, and
(c) to such party's knowledge, there are no agreements (including leases), judgments, or orders restricting such party's right to enter into this Lease or to perform the obligations of such party under this Lease.

     35. ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.

          A. In order to induce Tenant to enter into this Lease, Landlord represents to Tenant that, to the best of Landlord's knowledge, there are no Hazardous Substances in, on or under the Real Property.

          B. Landlord shall indemnify, defend and hold harmless Tenant, its successors and assigns, its affiliates, parents, subsidiaries and subtenants, Tenant's managers, members, agents, employees, or contractors, and all partners, trustees, shareholders, agents, directors, officers and employees of any of the foregoing from and against any and all claims, demands, penalties, fines, liabilities, settlements, suits, damages, losses, injuries, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise (including, without limitation, attorneys' and consultants' fees and disbursements and investigation and laboratory fees) arising out of, and in any way related to the storage, use, possession, presence, disposal, release, or threat of release of any Hazardous Substance as a result of any act or omission of Landlord, Landlord's managers, members, agents, employees, or contractors. This indemnity shall survive termination or earlier expiration of this Lease.

          C. Tenant shall indemnify, defend and hold harmless Landlord, its successors and assigns, its affiliates, parents, subsidiaries and subtenants, Landlord's managers, members, agents, lenders, employees, or contractors, and all partners, trustees, shareholders, agents, directors, officers and employees of any of the foregoing from and against any and all claims, demands, penalties, fines, liabilities, settlements, suits, damages, losses, injuries, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise (including, without limitation, attorneys' and consultants' fees and disbursements and investigation and laboratory fees) arising out of, and in any way related to the storage, use, possession, presence, disposal, release, or threat of release of any Hazardous Substance as a result of any act or omission of Tenant, Tenant's managers, members, agents, employees, or contractors. This indemnity shall survive termination or earlier expiration of this Lease.

          D. For purposes of this Lease:

          "Environmental Laws" shall mean all applicable federal, state, county, and local statutes, laws, regulations, rules, ordinances, codes, standards, guidelines, orders, licenses and permits of any Governmental Authorities relating to environmental, health or safety matters, including by way of illustration and not by way of limitation, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act of 1970, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1970, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act and any state and local equivalents of the preceding laws, including, but not limited to Connecticut General Statute ss. 22a-1 et seq., including any amendments or extensions thereof and all future similar statutes, laws, rules, regulations, and directives and any rules, regulations, standards or guidelines issued pursuant to any of said Environmental Laws.

          "Hazardous Substances" shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including, without limitation, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal remediation or handling of which is now, or may in the future be, prohibited, controlled or regulated by any Environmental Laws.

     36. ADDENDA. Addenda One, Two, Three and Four attached hereto are hereby incorporated by reference into this Lease. To the extent of a conflict between the terms of the Addenda and the terms of this Lease, the terms of the Addenda shall control.

     37. TELECOMMUNICATIONS.

          A. Certain Definitions. The following definitions are applicable to this Section 37:

               (i)......"Telecom Equipment" means telephone, internet and any other communications equipment and any technological evolution or replacement thereof.

               (ii)....."Connections" means any wires, cables, fiber optic lines, antennas, switches and other equipment or infrastructure located in the Building, but outside the Premises, that are installed by or on behalf of Tenant for, or related to, the operation of other Telecom Equipment. All Connections are also Telecom Equipment.

               (iii)...."Telecom Provider" means a provider of Telecom Equipment or services using Telecom Equipment. As of the date hereof, the Telecom Provider means Qwest, Inc.

               (iv)....."Telecom Services" means services provided by a Telecom
          Provider using Telecom Equipment. As of the date hereof, the Telecom Services means the services set forth on Exhibit G.

               (v)......"MPOE" means Minimum Point of Entry as defined by the
          FCC, and the LLDP (Local Loop demarcation Point). The MPOE is the main point of physical and logical demarcation between the Local Exchange Carrier and the customer premises (the building)."

          B. New Provider Installations.

               (i)......Tenant may not utilize the services of a Telecom
          Provider whose equipment is not then servicing the Building, nor may Tenant require or request that a Telecom Provider materially expand the Telecom Services or Connections it currently provides or has provided in or to the Building, without first securing the prior written approval of Landlord. Without limitation of the foregoing, Landlord may refuse to give its approval with respect to a new Telecom Provider, or the material expansion of the Telecom Services or Connections provided by or installed by an existing Telecom Provider in the Building, if Landlord determines, in Landlord's sole discretion, that there is insufficient space in the Building for the placement of the Telecom Provider's Telecom Equipment.

               (ii).....Tenant shall use its commercially reasonable efforts to cause Tenant's Telecom Provider to comply with the requirements of Landlord's form license agreement regarding the installation and/or operation of the Telecom Provider's Telecom Equipment in the Building and outside the Premises prior to such Telecom Provider commencing any installation or other work in the Building. Landlord will bear no responsibility for (and the Commencement Date will not be affected by) delays in installing Telecom Equipment resulting from failure of Tenant's Telecom Provider comply with terms of such form license agreement prior to the commencement of any installation or other work in the Building; and

               (iii)....Both Tenant and its Telecom Provider(s) will comply with the Telecommunications Guidelines attached hereto as Exhibit G, together with any other of Landlord's requirements regarding use of the existing Building conduits and pipes or use of contractors.

          C. Tenant will not utilize any Telecom Equipment (other than usual and customary cellular telephones, IP Telephones, 802.xx wireless access and wire-based telephone and internet technology or similar telephones), including antennae and satellite dishes, within the Premises and/or within or on the Building without Landlord's prior written consent. Such consent may be granted, conditioned or withheld in Landlord's sole discretion, and may be conditioned in such a manner so as to protect Landlord's financial interests and the interests of the Building. In addition, Landlord may require that Tenant execute a written license agreement concerning any such Telecom Equipment, in form and substance acceptable to Landlord, in its sole discretion.

          D. Until Tenant's Telecom Provider or Tenant, as the case may be, executes the appropriate written agreement with Landlord, Landlord shall have no obligation to reserve space for Tenant for Telecom Equipment anywhere in the Building. After the appropriate written agreement has been executed, Landlord shall provide reasonable accommodation to the primary local exchange carrier in the MPOE of the Building (i.e., the telecommunications closet located on the first floor of the Building) to accommodate fiber and copper termination equipment to enable voice and data networking for the Premises which cannot otherwise be reasonably accommodated in the telecommunications closet located on the second floor of the Building.

          E. Tenant will provide Landlord with plans and specifications of the installation, modification or removal of the applicable Telecom Equipment, and Landlord will have approved such plans and specifications, before any installation, modification or removal of such Telecom Equipment commences. Within thirty (30) days after installation, modification or removal of any Telecom Equipment, Tenant will, at its expense, prepare or have prepared and delivered to Landlord reproducible as-built plans and drawings (in form and detail reasonably satisfactory to Landlord) of the location of all Telecom Equipment in the MPOE serving the Premises and located in the Building. Upon request by Landlord, from time to time, Tenant will promptly deliver copies of the latest MPOE as-built plans and drawings to Landlord.

          F. Tenant acknowledges and agrees that all Telecom Equipment will be obtained, installed, maintained, repaired, replaced and removed at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's Telecom Equipment (other than any Connections) will be and remain solely in Tenant's Premises, in accordance with the Telecommunications Guidelines attached hereto on Exhibit G, together with any other reasonable rules and regulations adopted by Landlord from time to time. Landlord will have no responsibility for the operation, maintenance, repair, replacement or removal of Tenant's Telecom Equipment, including, without limitation, Tenant's Connections. Tenant agrees that, to the extent any Telecom Services are interrupted, curtailed or discontinued, Landlord will have no obligation or liability with respect thereto, and it will be the sole obligation of Tenant at its expense to obtain substitute Telecom Services. No approval by Landlord under this Section 37 will be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence or financial strength of any Telecom Provider or the quality or fitness for any particular purpose of any Telecom Equipment or Telecom Services. Landlord does not make, and expressly disclaims, any representation, warranty or endorsement regarding or relating to any Telecom Provider, Telecom Services or Telecom Equipment.

          G. Landlord will have the right to interrupt Tenant's Telecom Services or disable Tenant's Telecom Equipment in the event of emergency or as necessary in connection with repairs to the Building or installation of Telecom Equipment for other tenants or occupants of the Building. Landlord will provide Tenant with reasonable prior notice of any such interruption or disabling, except in the event of an emergency, in which case Landlord will provide Tenant as much advance notice as reasonably possible. Landlord will exercise commercially reasonable efforts to perform any scheduled interruptions during non-business hours.

          H. In the event that Telecom Equipment, including, without limitation, wiring, cabling or satellite and antenna equipment of any type installed by or at the request of Tenant within the Premises, on the roof or elsewhere within or on the Building causes interference to equipment (including Telecom Equipment) used by another party, Tenant will be responsible for, and will protect, indemnify, defend and hold harmless Landlord, its partners, managers, members, officers, directors, subsidiaries, affiliates, lenders, employees and agents and Property Manager, from and against all liability related to such interference. Tenant will use its best efforts, and will cooperate with Landlord and other parties, to immediately eliminate such interference. In the event that Tenant is unable to eliminate such interference within twenty-four (24) hours, Tenant will promptly substitute alternative equipment. If such interference persists after such alternative equipment is installed, Tenant will discontinue the use of its Telecom Equipment as necessary to discontinue such interference, and, at Landlord's discretion, remove such Telecom Equipment according to specifications required by Landlord.

          I. Prior to the expiration or earlier termination of the Term, Tenant will remove any and all Telecom Equipment installed in the Premises or elsewhere in the Building by or on behalf of Tenant, including all Connections, at Tenant's sole cost or, if Landlord so elects, Landlord may perform such removal at Tenant's sole cost, with the cost thereof to be paid to Landlord as Additional Rent. Such costs may also include, if Tenant has not complied with Section 37(E), location of such Telecom Equipment and/or preparation of as-built plans or drawings of the Telecom Equipment serving the Premises and located in the Building. Landlord will have the right, however, upon written notice to Tenant, given prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all Connections or selected components thereof, whether located in the Premises or elsewhere in the Building. The terms and conditions of this Section 37(I) will survive expiration or earlier termination of the Lease.

          J. Notwithstanding any provision of the preceding paragraphs to the contrary, the provisions of this Lease, including this Section 37, may be enforced solely by Tenant and Landlord, are not for the benefit of any other party (including any subtenant), and specifically, but without limitation, no Telecom Provider will be deemed a third party beneficiary of this Lease or this Section 37.

          K. Notwithstanding the foregoing, Landlord hereby approves Qwest, Inc. as the Telecom Provider and the services set forth on Exhibit H as the Telecom Services to be provided thereby.

     38. GUARANTY OF LEASE. Concurrently with the execution of this Lease by Tenant, INFOCROSSING, INC., a Delaware corporation ("Infocrossing"), shall execute and deliver a Guaranty in the form attached hereto as Exhibit F to Landlord (the "Guaranty"). In the event of any default or breach of Tenant's obligations under this Lease, Landlord may proceed directly against Guarantor without first exhausting Landlord's remedies against Tenant or any security held by Landlord. In addition to all other events of Tenant default hereunder, the parties acknowledge and agree that the Guarantor's guaranty of this Lease comprises part of the material consideration for Landlord's agreement to this Lease, and the following shall also constitute events of default under this
Lease: (a) the termination of Guarantor's liability with respect to this Lease other than in accordance with the terms of the Guaranty; (b) Guarantor's becoming insolvent or the subject of a bankruptcy filing; or (c) Guarantor's willful breach of its guaranty obligation on an anticipatory breach basis, where such anticipatory breach would reasonably indicate Guarantor's inability to satisfy Guarantor's obligations as they become due, including, without limitation, Guarantor's claim of any defense waived by Guarantor under the Guaranty. Unless Tenant, within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any of the foregoing events, provides Landlord with an alternative assurance of security reasonably acceptable to Landlord. Landlord may exercise any and all remedies for a Tenant default hereunder without requirement for any additional notice or cure period.

     39. LETTER OF CREDIT.

          A. Requirements. On or before June 14, 2006, Tenant shall deliver to Landlord an irrevocable and unconditional negotiable standby letter of credit ("Letter of Credit") containing the terms required herein, payable in the City of Denver, Colorado, running in favor of Landlord and issued by a solvent, nationally recognized bank with a long term rating of BBB or higher, or a national banking association, in the amount of Three Hundred Fifty Thousand Dollars ($350,000.00) ("Letter of Credit Amount"). The Letter of Credit shall (1) be "callable" at sight, irrevocable, and unconditional; (2) be maintained in effect, whether through renewal or extension, for the period from the Commencement Date and, subject to reduction in accordance with Section 39H, continuing until the date ("Letter of Credit Expiration Date") that is sixty (60) days after the expiration of the Primary Lease Term, as the same may be extended, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days before the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord; (3) be fully assignable by Landlord, its successors, and assigns (but only to a successor landlord hereunder, Landlord's affiliates or Landlord's lenders); (4) permit partial draws and multiple presentations and drawings; and (5) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. In addition, the form and terms of the Letter of Credit and the bank issuing the same ("Bank") shall be reasonably acceptable to Landlord. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (1) such amount is due to Landlord under the terms and conditions of this Lease after any applicable notice and cure period expressly set forth in this Lease; provided that if Landlord is prevented from delivering a notice of default to Tenant for any reason, including, without limitation, because Tenant has filed a voluntary petition, or an involuntary petition has been filed against Tenant, under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), then no such notice and cure period shall be required;
     (2) Tenant has filed a voluntary petition under the Bankruptcy Code; (3) an involuntary petition has been filed against Tenant under the Bankruptcy Code; or (4) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the Letter of Credit Expiration Date. The Bank will honor the Letter of Credit regardless of whether Tenant disputes Landlord's right to draw on the Letter of Credit.

          B. Transfers. The Letter of Credit shall also provide that Landlord, its successors, and assigns (subject to Section 39A), may, at any time, on prior notice to Tenant but without first obtaining Tenant's consent, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person, or entity, regardless of whether such transfer is separate from or a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and Landlord shall then, without any further agreement between the parties, be released by Tenant from all liability therefor, and the parties agree that the provisions of this Article shall apply to every transfer or assignment of the whole or any portion of this Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents, and instruments as may be necessary to effectuate such transfer, provided that Landlord shall be responsible for paying the Bank's transfer and processing fees in connection with any such transfer.

          C. Restoration. If, as a result of any drawing by Landlord on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) business days after written demand by Landlord, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency or a replacement Letter of Credit in the amount of the Letter of Credit, and any such additional letter(s) of credit shall comply with all of the provisions of this Article
     39. If Tenant fails to comply with this requirement, despite anything to the contrary contained in Article 19, the same shall constitute an incurable Event of Default by Tenant.

          D. Renewals. Tenant covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part of it and that neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment, or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, Landlord will accept a renewal of the letter of credit (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days before the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as required in Section 39A through the Letter of Credit Expiration Date on the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if the Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in Section 39A, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of Section 39A, and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due, after any applicable notice and cure period expressly set forth in this Lease; provided that if Landlord is prevented from delivering a notice of default to Tenant for any reason, including, without limitation, because Tenant has filed a voluntary petition, or an involuntary petition has been filed against Tenant, under the Bankruptcy Code, then no such notice and cure period shall be required, and to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets. Landlord agrees to pay to Tenant within thirty (30) days after the Letter of Credit Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any Event of Default under this Lease; provided, however, that if before the Letter of Credit Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

          E. Draws. Tenant acknowledges and agrees that Landlord is entering into this Lease in material reliance on the ability of Landlord to draw on the Letter of Credit as provided in this Article 39. If an Event of Default shall exist under this Lease, Landlord may, but without obligation to do so, and without notice to Tenant, draw on the Letter of Credit, in part or in whole, to cure any such Event of Default and to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from such Event of Default; provided, however, that if Landlord is prevented from delivering a notice of default to Tenant for any reason, including, without limitation, because Tenant has filed a voluntary petition, or an involuntary petition has been filed against Tenant, under the Bankruptcy Code, then no such notice and cure period shall be required. The use, application, or retention of the Letter of Credit, or any portion of it, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit before a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw on the Letter of Credit; provided, however, that nothing contained in this section shall be deemed to prohibit Tenant from challenging the validity or amount of this draw after the draw occurs. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing on such Letter of Credit in a timely manner. Tenant agrees and acknowledges that
     (1) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank; (2) Tenant is not a third party beneficiary of such contract; (3) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds of it; and (4) if Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim or rights to the Letter of Credit or the proceeds of it by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.

          F. Replacement. Tenant may, from time to time, replace any existing Letter of Credit with a new Letter of Credit if the new Letter of Credit:

               (a)......Becomes effective at least 30 days before expiration of the Letter of Credit that it replaces;

               (b)......Is in the required Letter of Credit amount; and

               (c)......Otherwise complies with the requirements of this Article
          39.

          G. Not a Security Deposit. Landlord and Tenant (1) recite that the Letter of Credit is not intended to serve as a security deposit and any and all other laws, rules, and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy to the Letter of Credit, and (2) waive any and all rights, duties, and obligations either party may now or in the future have relating to or arising from the Security Deposit Laws.

          H. Reduction Schedule. Provided that, as of each Reduction Date set forth below, there has not previously been nor is there then an Event of Default under this Lease, and provided further that, on or before the applicable Reduction Date, Tenant tenders to Landlord a replacement Letter of Credit or a certificate of amendment to the existing Letter of Credit, such that the existing Letter of Credit as so amended conforms in all respects to the requirements of this Article 39, in the amount of the applicable Letter of Credit Amount as of such Reduction Date, the Letter of Credit Amount shall be reduced in accordance with the following schedule:

-------------------------------------------------- ----------------------------
                 Reduction Date                       Letter of Credit Amount
-------------------------------------------------- ----------------------------
First Day of Month 37 of Primary Lease Term              $300,000.00
-------------------------------------------------- ----------------------------
First Day of Month 49 of Primary Lease Term              $200,000.00
-------------------------------------------------- ----------------------------
First Day of Month 61 of Primary Lease Term              $100,000.00
-------------------------------------------------- ----------------------------
First Day of Month 73 of Primary Lease Term                   $0
-------------------------------------------------- ----------------------------


In the event the Letter of Credit Amount is reduced pursuant to this schedule, and provided that in the case the existing Letter of Credit is replaced, Tenant timely tenders the replacement Letter of Credit to Landlord in the form required in this section, Landlord shall exchange the Letter of Credit then held by Landlord for the replacement Letter of Credit tendered by Tenant. If the Letter of Credit Amount is not reduced as of any Reduction Date because Tenant is then in default, then such decrease shall be permitted after any such default is cured by Tenant pursuant to the terms of this Lease; provided that no such decrease shall occur if this Lease is terminated early as a result of any default by Tenant.

          I. Notwithstanding the foregoing, the requirement for Tenant to maintain the Letter of Credit shall terminate in the event (i) this Lease is fully assigned to Infocrossing pursuant to the terms of Article 13 or
     (ii) the Guaranty is amended to provide that until all the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Infocrossing (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Infocrossing in compliance with Infocrossing's obligations under the Guaranty; (b) waives any right to enforce any remedy which Infocrossing may then or thereafter have against Tenant by reason of any one or more payments or acts of performance in compliance with Infocrossing's obligations of hereunder; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Infocrossing to the obligations of Tenant to Landlord under the Lease.

                               SIGNATURE PAGE NEXT

          IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed the day and year first above written.

                              LANDLORD:

                              EQUASTONE VIEWS, LLC,
                              a Delaware Limited Liability Company

                              By:     Equastone Asset Management Colorado, LLC,
                                      a Delaware Limited Liability Company
                              Its:    Manager

                                      By:            /s/ Roger C. Simsiman
                                                     ---------------------
                                                     Roger C. Simsiman,
                                      Its:           Chief Operating Officer

                                      By:            /s/ Todd S. Parker
                                                     ---------------------
                                                     Todd S. Parker,
                                      Its:           Executive Vice President


                              TENANT:

                              (I)STRUCTURE, LLC, a Delaware limited liability company

                              By:                    /s/ MICHAEL JONES
                                                     ----------------------
                              Print Name:            Michael Jones
                              Its:                   President - IT
                              Date:

                                EXHIBIT CHECKLIST


         Exhibit A         Floor Plan

         Exhibit B         Legal Description

         Exhibit C         Commencement Certificate

         Exhibit D         Rules and Regulations

         Exhibit E         Work Letter

         Exhibit F         Lease Guaranty

         Exhibit G         Telecommunication Rules

         Exhibit H         Telecom Services

                                    EXHIBIT A

                                   FLOOR PLAN

                                   [attached]

W02-WEST:6ML1\51417164.12                                -1-


                                    EXHIBIT B

                                LEGAL DESCRIPTION


PARCEL 1:
Lot 1 and 2, The Ridge at Broomfield Replat A, Minor Subdivision, City and County of Broomfield, State of Colorado.

PARCEL 2:
Beneficial easement set forth in Declaration of Easements Agreement with Covenants, Conditions and Restrictions Recorded July 1, 2004 at Reception No. 2004009919 of the City and County of Broomfield, State of Colorado Records.

                                    EXHIBIT C

                            COMMENCEMENT CERTIFICATE

THIS COMMENCEMENT CERTIFICATE is attached to and made a part of the Lease, dated as of the ______ day of June, 2006 (the "Lease"), by and between EQUASTONE VIEWS, LLC, a Delaware limited liability company, as Landlord, and (I)STRUCTURE, LLC, a Delaware limited liability company, as Tenant. By this Commencement Certificate dated as of the ______ day of ____________, 2006 (the "Commencement Date"), the parties to the Lease agree as follows with respect to the Premises (as defined in the Lease) located in the building known as The Views I, in Broomfield, Colorado (the "Building"):

         1. Any remodeling or tenant finish in the Building or Premises required to be constructed and finished by Landlord in accordance with the terms of the Lease have been satisfactorily completed by Landlord and accepted by Tenant.

         2. The Premises under the Lease have been delivered to and accepted by Tenant as of the Commencement Date.

         3. In accordance with the provisions of the Lease, and subject to abatement as set forth in the Lease, Tenant's obligation to pay Base Rent and Tenant's Pro Rata Share of Operating Expenses and Taxes shall commence on the Commencement Date, at the following rates: $32,520.58 per annum of Base Rent and $13,185.62 (as currently estimated and subject to adjustment per the terms of Section 5 of the Lease) of Operating Expenses and Taxes.

         4. Final square footage of the Premises has been determined to be 35,477 RSF and Tenant's Pro-rata share (as of the Commencement Date) is 21.0380%.

         6. In accordance with the provisions of Section 15 and Addendum 4 of the Lease, attached is a certificate of insurance evidencing that Tenant is carrying insurance required under Section 15 and Addendum 4 of the Lease.

                  IN WITNESS WHEREOF, the parties hereto have caused this Commencement Certificate to be executed the day and year first above written.

                              "Landlord"

                              EQUASTONE VIEWS, LLC,
                              a Delaware Limited Liability Company

                              By:     Equastone Asset Management Colorado, LLC,
                                      a Delaware Limited Liability Company
                              Its:    Manager

                              By:
                                             ----------------------------------
                                             Roger C. Simsiman,
                              Its:           Chief Operating Officer

                              By:
                                             ----------------------------------
                                             Todd S. Parker,
                              Its:           Executive Vice President


                              "Tenant"

                              (I)STRUCTURE, LLC, a Delaware limited liability company


                              By:
                                             ----------------------------------
                              Title:
                                             ----------------------------------
                              Date:

                                    EXHIBIT D

                              RULES AND REGULATIONS

         1. The sidewalks, entries, passages, corridors, stairways, and elevators of the Building Complex shall not be obstructed by Tenant or Tenant's agents or employees or used for any purpose other than ingress and egress to and from the Premises, it being understood and agreed that such access may be obtained only via the elevators in the lobby of the Building.

         2. Furniture, equipment, or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord. The movers or moving company employed by Tenant shall be subject to Landlord's approval (not to be unreasonably withheld, conditioned or delayed by Landlord) and Tenant shall cause said movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

         3. No safe or article, the weight of which may, in the opinion of Landlord, constitute a hazard or damage to the Building or the Building's equipment, shall be moved into the Premises. Safes and other equipment, the weight of which is not excessive, shall be moved into, from, or about the Building only during such hours and in such manner as shall be prescribed by Landlord and Landlord shall have the right to designate the location of such articles in the Premises.

         4. [intentionally omitted]

         5. No sign, advertisement, or notice shall be inscribed, painted, or affixed on any part of the inside or outside of the Building unless of such color, size, and style and in such place upon or in the Building as shall be first designated by Landlord in writing but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted, or affixed on any part of the inside or outside of the Building. A directory in a conspicuous place, with names of tenants, not to exceed one (1) line, will be provided by Landlord. Any necessary revision in the directory will be made by Landlord within a reasonable time after notice from Tenant of the change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor of the Building outside of the Premises, without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, at the expense of Tenant.

         6. Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein, constitute a nuisance or waste, obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department, fire insurance underwriters, or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

         7. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord (not to be unreasonably withheld, conditioned or delayed). Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant's furniture or equipment by the janitor or any of the janitor's staff or by any other person or persons whomsoever, provided that Landlord has not been negligent in the hiring of such janitorial service. The janitor of the Building may at all times keep a passkey and other agents of Landlord shall at all times be allowed admittance to the Premises upon written prior notice to Tenant except in the case of emergency.

         8. Water closets and other water fixtures shall not be used for any purpose other than that for which they were intended and any damage resulting to them from misuse on the part of Tenant or Tenant's agents or employees shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

         9. No animals shall be allowed in the offices, halls, corridors, and elevators in the Building other than seeing-eye dogs (whether or not accompanied by visually impaired persons). No person shall disturb the occupants of the Building or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises (it being agreed that the noise created by the operation of ordinary business equipment shall in no event be deemed loud or improper).

         10. intentionally omitted

         11. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant or Tenant's agents or employees out of the windows or doors or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

         12. No additional lock or locks shall be placed by Tenant on any door in the Building, unless written consent of Landlord shall first have been obtained. Tenant shall have no right to rekey the Premises. Two keys to the Premises and the toilet rooms, if locked by Landlord, will be furnished by Landlord and neither Tenant nor Tenant's agents or employees shall have any duplicate keys made. Landlord shall supply Tenant with such additional keys as Tenant may require at Tenant's sole cost and expense. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms, or vaults.

         13. No window shades, blinds, screens, draperies, or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and linings, or blinds at all windows and hallways.

         14. If any Tenant desires telegraphic, telephonic, or other electric connections, Landlord or Landlord's agents will direct the electricians as to where and how the wires may be introduced. Without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense. Notwithstanding the foregoing, Tenant shall be permitted to conduct such borings or cuttings in connection with the Landlord's Work, the Tenant Work or any approved Alterations.

         15. Tenant shall not install or operate any steam or gas engine or boiler or carry on any mechanical business in the Premises. The use of oil, gas, or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

         16. Any painting or decorating, as may be agreed to be done by and at the expense of Landlord, shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, Legal Holidays, or outside of regular working hours, Tenant shall pay for the extra cost thereof.

         17. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions, or floors of the Premises or of the Building and any defacement, damage, or injury caused by Tenant or Tenant's agents or employees shall be paid for by Tenant.

         18. Landlord shall at all times have the right, by Landlord's officers or agents, to enter the Premises and show the same to persons wishing to lease them, only upon prior written notice to Tenant and only during the last six (6) months of the Term.

         19. Smoking is prohibited in all inside lobbies, common areas and public areas of the Building Complex and is restricted in all outside plaza areas of the Building Complex to specific locations designated by Landlord as smoking areas.

Tenant agrees that Landlord may amend, modify, delete, or add new and additional rules and regulations of the use and care of the Premises and the Building Complex (provided that any such amendment or modification: (i) shall not be inconsistent with any other provision of this Lease; (ii) shall be reasonable and have general application to all tenants in the Building Complex; and (iii) shall be binding on Tenant only upon delivery of a copy thereof to Tenant). Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any of the rules and regulations herein set forth or any amendments, modifications, or additions thereto, Landlord shall have all remedies in this Lease provided for in the Event of Default by Tenant. Landlord will give Tenant thirty days prior written notice of any changes to the rules and regulations as set forth herein.

                                    EXHIBIT E


                            CONSTRUCTION BY LANDLORD


         THIS TENANT IMPROVEMENT AGREEMENT (the "Work Letter Agreement") forms a part of the Lease Agreement (the "Lease") made and entered into on June 27, 2006, by and between EQUASTONE VIEWS, LLC (herein called "Landlord"), and
(I)STRUCTURE, LLC (herein called "Tenant"). Terms which are used herein as defined terms but which are not otherwise defined shall have the same meanings which are given to such terms in the Lease. For the considerations set forth in the Lease and the mutual covenants hereinafter contained, Landlord and Tenant covenant and agree as follows:

                                    SECTION 1

                       CONSTRUCTION OF TENANT IMPROVEMENTS

         The Landlord's work (herein "Landlord's Work") shall consist of any work, including work in place as of the date hereof, required to complete those improvements to the Premises pursuant to the approved Working Drawings and Specifications (as hereinafter defined). All of the Tenant Improvement work shall be performed by a contractor selected by Landlord in accordance with the procedures and requirements set forth below.

                                    SECTION 2

                    ARCHITECTURAL AND CONSTRUCTION PROCEDURES

         a. Preliminary Plan. Tenant and Landlord have approved a detailed space plan for the Premises, prepared by Keiding Architects ("Architect"), which is dated February 15, 2006 and attached hereto as Exhibit E-1 ("Preliminary Plan").

         b. Landlord's Review Responsibilities. Tenant agrees and understands the review of all plans pursuant to this Work Letter by Landlord is solely to protect the interest of Landlord in the Premises and Landlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of any such plans or compliance of such plans with applicable laws.

         c. Non-Standard Improvements. Except as specified in the Preliminary Plan or otherwise authorized by Landlord, the Landlord's Work shall incorporate Landlord's building standard materials and specifications for Landlord's Work ("Standards"), which Standards shall be substantially similar to the building materials and specifications utilized by Landlord for other tenant improvements in the Building constructed by Landlord. No deviations from the Standards shall be permitted, provided that Landlord may, in its sole and absolute discretion, authorize in writing one or more of such deviations if requested by Tenant ("Non-Standard Improvements"), in which event any excess cost of such deviations shall be part of "Tenant's Contribution" (as hereinafter defined); provided that Tenant shall have approved such deviations and the cost thereof in writing in advance, and Tenant shall be solely responsible for the cost of replacing same with the applicable Standard item(s) upon the expiration or termination of this Lease (provided, however, that upon the written request of Tenant submitted concurrently with Tenant's request for Landlord's approval of such deviations, Landlord shall advise Tenant at that time whether or not such deviations must be removed upon the expiration or sooner termination of this Lease). Landlord shall in no event be required to approve any deviations from the Standards if Landlord determines that such improvement (i) is of a lesser quality than the corresponding Standard, (ii) fails to conform to applicable governmental requirements, (iii) requires building services beyond the level normally provided to other tenants, or (iv) would have an adverse aesthetic impact from the exterior of the Premises.

         d. Preparation And Approval of Working Drawings and Specifications. Landlord shall submit to Tenant drawings prepared by the Architect consistent with the approved Preliminary Plan which shall be compatible with the design, construction and equipment of the Building shell(s), comply with all applicable laws, be capable of logical measurement and construction, contain all such information as may be required for the construction of the Landlord's Work, and contain all partition locations, plumbing locations, HVAC requirements and duct work, and ceiling plans. Such Working Drawings and Specifications must incorporate the Standards and approved Non-Standard Improvements, which are consistent with the Preliminary Plan. The Working Drawings and Specifications may be submitted in one or more stages and at one or more times, and the time periods for Tenant's approval shall apply with respect to each such portion submitted.

         Tenant shall approve or provide written comments to the Working Drawings and Specifications, or such portion as has from time to time been submitted, within seven (7) business days after receipt of same or designate by notice given within such time period to Landlord the specific changes reasonably required to be made to the Working Drawings and Specifications in order to correct any design problem but Tenant shall not have the right to disapprove any aspect of the Working Drawings and Specifications which is consistent with the approved Preliminary Plan. Landlord shall promptly cause the Architect to make the changes necessary in order to correct any such design problem and shall return the Working Drawings to Tenant, which Tenant shall approve or disapprove within seven (7) business days after Tenant receives the revised Working Drawings and Specifications. This procedure shall be repeated until all of the Working Drawings and Specifications are finally approved by Tenant and written approval has been delivered and received by Landlord.

         e. Selection of Landlord's Contractor. Landlord shall circulate an appropriate bid package for bidding by a minimum of three (3) prospective general contractors to undertake and complete construction of the Landlord's Work. When the bids are received, Landlord shall provide Tenant with a copy of same, and when approved by Landlord, Landlord shall enter into a construction contract with the general contractor ("Landlord's Contractor") who submits the lowest bid for the construction of the Landlord's Work consistent with the terms of the bid to construct the Landlord's Work ("Construction Contract") on the general contractor otherwise selected by Tenant if approved by Landlord, in Landlord's reasonable discretion.

         f. Changes. In the event that Tenant requests in writing a revision in the approved Working Drawings and Specifications after final approval thereof ("Change"), Landlord shall advise Tenant by written change order as soon as is practical of any increase in the Completion Cost (as defined below in Section 3.a) and/or any delay such Change would cause. Tenant shall approve or disapprove such change order in writing within two (2) business days following its receipt from Landlord. Tenant's approval of such Change shall be conditioned upon by Tenant's payment of any such increase in the Completion Cost. Landlord shall have the right to decline Tenant's request for a Change for any of the reasons set forth in Paragraph 2.c above for Landlord's disapproval of a Non-Standard Improvement. It is understood that Landlord shall have no obligation to interrupt or modify the improvement work in the Premises pending Tenant's approval of a change order. No changes to the Completion Cost may be made without Tenant's prior written approval.

         g. Impact of Delays. Following approval of the Working Drawings and Specifications, the entry into of the Construction Contract and the obtaining of a permit for construction of the Landlord's Work from the City of Denver, Landlord shall diligently commence and shall diligently complete the construction of the Landlord's Work. To the extent that Landlord's completion of Landlord's Work is delayed by any action by Tenant or any person or entity under Tenant's control, including, without limitation, Changes, work stoppages attributable to Tenant's activities in the Premises, Landlord's inability to obtain needed materials for Non-Standard Improvements after the exercise of commercially reasonable efforts, or Tenant's failure to meet any time requirements set forth in this Work Letter ("Tenant Delays"), then the Commencement Date of the Lease shall be accelerated by one day for each day in which a Tenant Delay occurs.

         h. Early Entry. Landlord shall permit Tenant and its agents to enter the Premises prior to the Substantial Completion (as hereinafter defined) of the Landlord's Work in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors, including the Tenant Work, subject to Landlord's prior written approval, and in a manner and upon terms and conditions and at times satisfactory to Landlord's representative. The foregoing license to enter the Premises is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon twenty four (24) hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant's contractors with all reasonable requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms reasonably satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay Rent and covenants that are operative after the Commencement Date. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant's risk. In no event shall the failure of Tenant's contractors to complete any work in the Premises delay the Commencement Date.

         i. Walk-Through. After the Landlord's Work is substantially completed (excepting punch list items), Landlord shall cause Landlord's Contractor to inspect the Premises with the Tenant's Representative and complete a punch list of unfinished or incorrect items of the Landlord's Work. Authorized representatives for the Landlord and Tenant shall execute said punch list to indicate their approval thereof. The items listed on such punch list shall be completed by the Landlord's Contractor within thirty (30) days after the approval of such punch list or as soon thereafter as reasonably practicable.

         j. Tenant's Representative. Tenant hereby designates Kent Micho, Telephone No. (720) 566-1217, as its representative, agents and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives from either of such person(s) as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

         k. Cooperation. During the entire course of the construction process, Tenant and Landlord each shall respond to requests for information or decisions with reasonable dispatch. Without limiting the foregoing, each party shall cooperate with the other to facilitate and expedite the efficient design and construction of the Landlord's Work.

         l. Substantial Completion. Within ten (10) days after Substantial Completion of the Landlord's Work, Landlord and Tenant shall acknowledge in writing that the Landlord's Work has been constructed in accordance with the "as built" plans provided by Tenant (or indicate any known discrepancies). "Substantial Completion" or "Substantially Complete" shall be evidenced for the Premises when (i) a certificate of occupancy (permanent or temporary) has been issued for the Premises; (ii) all Building systems are in good working order to support the operation of the Premises; (iii) the Landlord's Work is complete excepting industry standard punch-list items; and (iv) Tenant has been given unrestricted access to move its furnishings and equipment into the Premises and occupy and use the Premises, subject only to Landlord's right to complete the punch-list items.

                                    SECTION 3

                             COST OF LANDLORD'S WORK

         a. Landlord shall complete, or cause to be completed, the Landlord's Work in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. Landlord shall, at Landlord's sole cost and expense, pay the final construction costs as incurred to complete the Landlord's Work in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant ("Landlord's Contribution"). Subject to the terms of Section 4A of the Lease, Tenant shall be fully responsible for (i) any excess cost arising from any Non-Standard Improvements, Changes and Tenant Delays ("Tenant's Contribution") and construction management fee equal to two percent (2%) of the Completion Costs (defined below) payable to Landlord for supervising the completion of the Landlord's Work, and any costs arising from any Non-Standard Improvements, Changes and Tenant Delays. The total costs to complete the improvements to the Premises pursuant to this Work Letter is equal to the Landlord's Contribution plus the Tenant's Contribution ("Completion Cost").

         b. The Completion Cost shall include all costs of Landlord in completing the Landlord's Work in accordance with the approved Working Drawings and Specifications and any costs arising from any Non-Standard Improvements, Changes and Tenant Delays, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) salaries and fringe benefits of persons, if any, in the direct employ of Landlord performing any part of the construction work, (iii) permit fees and other sums paid to governmental agencies, (iv) costs of all materials incorporated into the work or used in connection with the work; and (v) all costs related to space planning for the Premises.

         c. Prior to start of construction of the Landlord's Work (the "Start Date"), Tenant shall pay to Landlord forty percent (40%) of the amount of the Tenant's Contribution as set forth in the Construction Contract, if any, and the balance shall be paid as follows:

                  (i) An additional thirty percent (30%) of the balance shall be paid to Landlord on or before the date which is thirty (30) days after the Start Date;

                  (ii) An additional twenty percent (20%) of the balance shall be paid to Landlord on or before the date which is sixty (60) days after the Start Date;

                  (iii) The balance together with any increase because of any Non-Standard Improvements, Changes and Tenant Delays, shall be due and payable upon completion of any punchlist corrective work but not later than forty-five
(45) days after substantial completion of the Landlord's Work. If Tenant defaults in the payment of any sums due under this Work Letter when due, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant's failure to pay Rent under the Lease.

d. Notwithstanding any provision to the contrary contained in this Lease, if a monetary Event of Default as described in the Lease, or an monetary default by Tenant under this Work Letter not cured within five (5) days after written notice from Landlord to Tenant, has occurred at any time on or before the Substantial Completion of the Landlord's Work, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Landlord's Contribution and/or Landlord may cause Landlord's Contractor to cease the construction of the Landlord's Work (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage and such stoppage as a Tenant Delay), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such Default is cured pursuant to the terms of the Lease.

                  IN WITNESS WHEREOF, the parties hereto have executed this Work Letter Agreement to be effective as of the Effective Date of the Lease.

                              "Landlord"

                              EQUASTONE VIEWS, LLC,
                              a Delaware Limited Liability Company

                              By:     Equastone Asset Management Colorado, LLC,
                                      a Delaware Limited Liability Company
                              Its:    Manager

                                      By:            /s/ Roger C. Simsiman
                                                     ---------------------
                                                     Roger C. Simsiman,
                                      Its:           Chief Operating Officer

                                      By:            /s/ Todd S. Parker
                                                     ---------------------
                                                     Todd S. Parker,
                                      Its:            Executive Vice President


                              "Tenant"

                              (I)STRUCTURE, LLC, a Delaware limited liability company

                              By:
                                                     ---------------------
                              Title:
                                                     ---------------------
                              Date:

                           EXHIBIT E-1 TO WORK LETTER

                                    EXHIBIT F

                             FORM OF LEASE GUARANTY

         In consideration of and as an inducement to EQUASTONE VIEWS, LLC, a Delaware limited liability company (hereinafter called "Landlord"), to enter into that certain Lease (herein the "Lease") of even date herewith with(I)Structure, LLC, a Delaware corporation, (hereinafter called "Tenant") respecting space in the property commonly known as The Views I, located at 11800 Ridge Parkway, Broomfield, Colorado, the undersigned(s) hereby unconditionally guarantees to Landlord and the successors and assigns of Landlord's interest under the Lease and/or this Guaranty (i) the full and prompt payment of all rent and other charges from as and when the same become due and payable under the Lease, and (ii) the full and punctual performance and observance of all of the covenants, conditions and agreements provided in said Lease to be performed or observed by Tenant. If, at any time, default shall be made by Tenant in the payment, performance or observance of any of the obligations, terms covenants or conditions in the Lease on Tenant's part to be paid, kept, performed or observed, the undersigned(s) upon demand by Landlord will forthwith pay, keep perform and observe the same in the place and stead of Tenant.

         In connection with the giving of the foregoing guarantees, the undersigned(s) hereby agree as follows:

1. Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to the undersigned(s) and without releasing the obligations of the undersigned(s) hereunder.

2. The obligations of the undersigned(s) shall not be released by Landlord's receipt, application or release of security given for the payment, performance or observance of any covenants or conditions in the Lease on the part of Tenant to be paid, performed or observed.

3. The undersigned(s) hereby waives notice of any and all defaults under the Lease by Tenant including, without limitation, notice of non-payment and non-performance and non-observance of any term, covenant or condition by Tenant under the Lease. The undersigned(s) specifically agree that the continuing validity and enforceability of this Guaranty and the obligations and liabilities of the undersigned(s) hereunder shall not be terminated, affected or impaired by reason of the assertion or enforcement by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or under law.

         The undersigned(s) covenants and agrees (a) that this Guaranty shall remain and continue in full force and effect as to any and all modifications, renewals and extensions of the Lease, and during any period when Tenant occupies the Premises whether as a holdover tenant or otherwise to the same extent as if such renewal, modification, occupancy or extension were in effect at the time of execution of this Guaranty, and (b) the liability of the undersigned(s) shall be deemed modified in accordance with terms of such modification, renewal, extension or occupancy, all of the foregoing whether or not the undersigned(s) has received any notice thereof either before, at the time of or after the same is made and whether or not the undersigned(s) consent or agree or have consented or agreed thereto (all such notices and any requirements for the undersigned's consent and/or agreement being hereby specifically waived. Upon full performance of all obligations hereby guaranteed, this Guaranty shall be of no further force or effect. This Guaranty will continue to be effective or will be reinstated, as the case may be, if at any time any payment made to Landlord pursuant to the Lease or otherwise is rescinded or must be returned upon the insolvency, bankruptcy or reorganization of Tenant, or otherwise, as if such payment had never been made.

4. The liability of the undersigned(s) under this Guaranty shall in no way be affected or impaired by (a) the release or discharge of Tenant in any creditors, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's obligations and liabilities under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute or from the decision of any court, (c) the rejection or disaffirmance of the Lease in any such proceedings, (d) the assignment or transfer of the Lease by Tenant, or (e) the cessation from any cause whatsoever of the liability of Tenant.

5. The undersigned(s) represents and warrants to Landlord that this Guaranty has been duly authorized and constitutes the valid and binding obligation of the undersigned(s). In any action or proceeding brought by Landlord to enforce this Guaranty, the undersigned(s) to the maximum extent permitted by law shall and does hereby waive trial by jury. The undersigned(s) agree to pay upon demand all costs and expenses (including, without limitation, court costs and legal fees) paid or incurred by Landlord to enforce this Guaranty. If more than one guarantor has signed this Guaranty, each such guarantor shall be jointly and severally liable for all obligations of the "undersigned(s)" under this Guaranty. Notwithstanding the foregoing, if either party to this Guaranty participates in any action against the other party arising out of or in connection with this Guaranty, then the prevailing party shall be entitled to have and recover from the other party reasonable attorney fees, collection costs, and other costs incurred in, and in preparation for, the action, arbitration or mediation.

6. This Guaranty may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the undersigned(s) and Landlord. In all cases, notices may be given to the undersigned(s) at the addresses set forth below under their respective signatures and such notices will be deemed to have been sufficiently given for all purposes if hand delivered or, if sent by prepaid certified mail, return receipt requested, as of the date of mailing. By a notice similarly given to Landlord c/o, Attention: Asset Manager, the undersigned(s) may change its address for notice purposes.

                            [REMAINDER OF PAGE BLANK]

                            INFOCROSSING, INC., a Delaware corporation

                            By:
                               -----------------------------------------
                            Name:
                                 ---------------------------------------
                            Title:
                                  --------------------------------------

                                   Executed this ___ day of ____________, 2006.




                                    Address:

                                                     Infocrossing, Inc.
                                                     2 Christie Heights Street
                                                     Leonia, NJ  07605
                                                     Attn:  General Counsel

                                                     With a copy to Tenant
                                                     to the address set forth
                                                     in the Lease

                                    EXHIBIT G


                            TELECOMMUNICATIONS RULES

These Telecommunications Rules apply to Tenant's use of the Building outside of the Premises, including, without limitation, the telecommunications closets (each, a "TC") on each floor of the Building. Any questions about what is allowed in the Building should be directed to Landlord's property manager.

                  A.       WRITTEN AGREEMENT REQUIRED.

1. Tenant will be required to secure Landlord's property manager's approval in writing before installing any cable or wire outside the Premises and/or in, through or to any TC (other than the TC located on the second floor of the Building while Tenant occupies the entire second floor of the Building and there exists no Event of Default under the Lease). Cable or wire installed without such agreement are subject to removal by Landlord, at Tenant's sole cost and expense.

2. Before any new installations are commenced, even if Tenant has existing facilities in the Building, either Tenant or Tenant's telecommunications provider must enter into a license agreement with Landlord, with the form and substance of such agreement being acceptable to Landlord, in its sole discretion. Wires or cable installed without such agreement are subject to removal by Landlord's property manager, at Tenant's sole cost.

3. Neither Landlord, its property manager nor any of their respective employees, contractors or agents will be responsible for any damage or theft to Tenant equipment.

                  B.       INSTALLATION AND OTHER WORK.

4. Tenant shall give Landlord's property manager prior notice, in writing or by email, of all times that Tenant will work in or will have work done in the TC (other than the TC located on the second floor of the Building while Tenant occupies the entire second floor of the Building and there exists no Event of Default under the Lease) or outside the Premises. Such notice shall include the purpose and detail of the work to be done, as well as the day and time the work will be performed.

5. All welding and/or core drilling or installation of equipment on the roof must be approved by Landlord's property manager in writing prior to any of the work being started. Landlord's property manager will require drawing(s) and detailed information on any welding and/or core drilling or installation of equipment on the roof. Landlord's property manager requires a minimum of one (1) week for this review process. All floors requiring core drilling must be x-rayed to determine placement of core drill locations. Landlord's property manager reserves the right, in its sole and absolute discretion, to deny approval of any requested core drilling or welding, and the Landlord's property manager will have the right to supervise any and all such drilling and/or welding.

                  C.       LOCATION OF EQUIPMENT.

1. All telecommunications equipment (including blocks and brackets) owned and controlled by Tenant shall be located in the Premises or the TC located on the second floor of the Building, except as otherwise agreed to in writing by Landlord's property manager pursuant to Paragraph A1 above, and Tenant will be solely responsible for control of access to, security of and maintenance of such equipment.

2. All station wiring for individual telephones, fax machines, modems, Local Area Networks (each a "LAN") and similar equipment will be terminated within the Premises.

3. Any equipment to be placed on the roof must be approved in writing by Landlord's property manager as to weight, specification, placement, mounting assembly and any other pertinent features. Any roof penetrations require the written approval of Landlord's property manager with the work to be performed by Landlord's property manager's designated roofing contractor, and supervised by the Building's chief engineer, all at Tenant's expense.

                  D.       SPECIFICATIONS.

1. Tenant shall provide a minimum of one plenum-rated 25-pair cable for connecting its equipment room to the second floor TC (or, subject to the terms of Section 37D of the Lease, the MPOE, if agreed to in writing by Landlord's property manager pursuant to Paragraph A1 above). For building housekeeping reasons and management of the Premises, only cables with 25-pair or more cables will be permitted to connect the Premises and a floor TC. Each such cable (a) shall be supported and attached in an approved manner and meet all requirements for firewall penetration, (b) be equipped with a "male" 50-pin connector at the TC end and (c) be plugged into a standard RJ21X block with an orange-hinged cover. This block shall be labeled with Tenant's name and suite number(s), and each circuit shall be properly labeled.

3. All Tenant horizontal cabling installed within the Premises shall be installed as per TIA/EIA 568-A standards unless otherwise approved in writing by the Landlord's property manager.

4. All wire and cable installed above ceilings shall be plenum-rated, be properly supported or attached to the Building on their own hangers designed specifically for low voltage wire support, and be labeled with Tenant's name, contact person and telephone number. Tenant will install, or cause to be installed, all wires, cables and their connections installed in compliance with all applicable governmental codes, rules, regulations and laws.

5. Tenant will cause all new installations in common areas of the Building to be contained in raceway (EMT or rigid conduit) with the outside of the raceway properly located in accordance with the aforementioned standards. Tenant can be exempt from using raceway if and only if such exemption is specifically contained in a written license agreement referred to above in Section A.2 of this Exhibit F.

6. If a pull box is required because of distances or bends, a locking pull box must be installed. The pull box must identify Tenant, the pull box's contents and a contact person.

                  PLANS AND DIAGRAMS.

1. Tenant shall provide Landlord's property manager with a wiring diagram (including a riser diagram) of the Premises showing all cable numbers and locations upon completion of any new cable systems installation. Tenant shall provide to Landlord's property manager with a set of as-built drawings upon completion of any new cable systems. Tenant must update such drawings with any changes, deletions or additions to Tenant's service and/or equipment during the Term.

2. Tenant shall provide to the Landlord's property manager with a diagram of any existing cabling in the Premises, showing locations and numbers, prior to the space being vacated.

                  REMOVAL.

1. Wires and cables installed by or for Tenant shall be removed at the expense of Tenant at the end of the Term, unless Landlord agrees otherwise in writing.

2. Any unidentified or terminated cable and/or equipment located in the Building and outside of a tenant's premises, including in a TC or on the roof, becomes the property of Landlord and, as such, can be removed and disposed by Landlord's property manager at its sole discretion.

                  GENERALLY.

1. Tenant and its employees, contractors and agents will comply with the Landlord's property manager 's sign-out/sign-in system for access to the roof.

2. All capitalized terms not defined herein have the meanings given them in the Lease. In the event of any conflict or ambiguity between the terms of these Rules and the Lease, the terms of the Lease will govern.

3. These Rules may be updated, amended or otherwise modified from time to time in the discretion of Landlord.

4. All contractors will be licensed. All contractors will comply with the Building contractor's rules and regulations.

                  LANDLORD'S RIGHTS TO ENTER TC

1. Provided Tenant continues to occupy the entirety of the second (2nd) floor of the Building and an Event of Default has not occurred, Tenant shall have the exclusive license to use the TC, subject to the right of Landlord to use the TC, including, without limitation, the plenum and risers therein, for purposes of maintaining and operating the Building Complex telecommunications network and related equipment and cabling. Landlord reserves and shall at all reasonable times, upon reasonable prior notice of at least twenty-four (24) hours (except in the case of an emergency, when no notice shall be required), and subject to Tenant's reasonable security precautions and the right of Tenant to accompany Landlord at all times, have the right to enter the TC to inspect the same, to access, maintain, augment and repair Landlord's equipment located in the TC, to supply any service to be provided by Landlord to Tenant hereunder, to show the TC to prospective purchasers, Mortgagees or tenants, to post notices of nonresponsibility or as otherwise required or allowed by this Lease or by law, and to alter, improve or repair the TC and any portion of the Building and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the TC where reasonably required by the character of the work to be performed. Notwithstanding the foregoing, in the event Tenant ceases to occupy the entirety of the second (2nd) floor of the Building or an Event of Default occurs, Tenant shall no longer have the exclusive right to use the TC, and Landlord shall develop a commercially reasonably security plan regarding entry access to the TC.

                                    EXHIBIT H

                                TELECOM SERVICES

                                (attached hereto)

                          ADDENDUM 1 TO LEASE AGREEMENT
                                 BY AND BETWEEN
                              EQUASTONE VIEWS, LLC
                                       AND
                                (I)STRUCTURE, LLC

(a) OPTION TO RENEW OR EXTEND

Provided that no Event of Default is existing as of the date of Tenant's notice of renewal or the first day of the Renewal Term, Tenant is hereby granted and shall have one (1) option to renew or extend the term of this Lease (the "Renewal Option") with respect to the entire Premises, for a successive five (5) year period (the "Renewal Term") after the Primary Lease Term. If Tenant exercises the Renewal Option, the Renewal Term shall commence at the expiration of the Primary Lease Term. Tenant shall exercise its option to renew no earlier than twelve (12 months and no later than nine (9) months prior to the expiration of the Primary Lease Term. If Tenant fails to give the aforesaid notice within the time permitted, Tenant's Renewal Option shall automatically terminate, time being of the essence.

Within thirty (30) days of Landlord's receipt of Tenant's notice, Landlord must deliver to Tenant Landlord's good faith determination of the Market Base Rental Rate (as defined below)[; provided that in no event shall the Market Base Rental Rate be less than the Base Rent payable upon the expiration of the Primary Lease Term. For the thirty (30) day period commencing on the date Landlord provides such notice to Tenant, Landlord and Tenant shall negotiate in good faith (neither party acting arbitrarily or capriciously) in an effort to reach agreement as to the Market Base Rental Rate (the "Negotiation Period"). If Landlord and Tenant agree to the Market Base Rental Rate, the renewal of this Lease shall be upon the same terms and conditions of this Lease, except that:
(i) the Base Rental during the Renewal Term shall be the Market Base Rental Rate agreed to by Landlord and Tenant; (ii) the leasehold improvements will be provided in their then-existing condition, on an "as-is" basis at the time the Renewal Term commences without any obligation on the Landlord's part to provide any free rent, tenant improvements or allowances for tenant improvements; and
(iii) Landlord will have no obligation to pay any commission to any broker representing Tenant.

For purposes of this Lease, the "Market Base Rental Rate" shall mean the annual net rental rate per square foot (exclusive of Operating Expenses, Taxes and other pass-through additions) of rentable area then being charged to third parties in comparable office buildings located in the US 36 corridor office market area for new leases then being entered into for space comparable to the space for which the Market Base Rental Rate is being determined, assuming that (and the final Market Base Rental Rate having taken account of the fact that) Landlord is paying market rate commissions, a standard tenant improvement allowances, and other market tenant inducements and taking into consideration other relevant market factors.

If Landlord and Tenant are unable to reach a definitive agreement as to all of the Renewal Lease terms during the Negotiation Period, then Tenant may elect within five (5) business days following the Negotiation Period one of the following two options: (i) to revoke the exercise of its Renewal Option and thereby permit this Lease to expire upon the expiration of the then existing term of this Lease, or (ii) require that the matter be submitted to a binding appraisal process in accordance with the procedure set forth below. If Tenant fails to exercise either of the two options within the five (5) business day period, Tenant shall be deemed to have elected to exercise the second option.

If Tenant has elected or is deemed to have elected the second option, Tenant shall have irrevocably exercised its right to renew the term for the Renewal Term, subject to the remaining provisions of this Addendum 1, and Tenant may not withdraw the exercise of the Renewal Option. The renewal of this Lease pursuant to this election shall be upon the same terms and conditions of this Lease except (i) the Base Rental shall be the Market Base Rental Rate at the time the Renewal Term commences as determined pursuant to appraisal, (ii) the leasehold improvements will be provided in their then existing condition, on an "as-is" basis at the time the Renewal Term commences without any obligation on Landlord's part to provide any free rent, tenant improvements or allowances for tenant improvements; and (iii) Landlord will have no obligation to pay any commission to any broker representing Tenant.

The appraisal of the Market Base Rental Rate shall be undertaken pursuant to Addendum 1-A attached to this Addendum 1.

Tenant shall not have the right to exercise a Renewal Option if it has assigned the Lease to a non-Affiliate.

                                  Addendum 1-A

                               Appraisal Procedure

         A. General. In the event Tenant elects (or is deemed to have elected) to submit the determination of Market Base Rental Rate to appraisal, the provisions of this Addendum 1-A shall apply.

         B. Selection of Arbitrators. Each of Landlord and Tenant shall select (and notify the other party of the selection and identity of) an appraiser within ten (10) business days after the election (or deemed election) by Tenant for such appraisal. In the event that either Landlord or Tenant fails to notify the other party of its selection and identity of an appraiser within such ten
(10) business day period, then such party shall be deemed to have waived its right to select an appraiser, in which event the appraiser selected by the other party that has so satisfied its obligation to select and identify an appraiser shall be the appraiser that determines the Market Base Rental hereunder. Each appraiser thus selected shall within thirty (30) days after the expiration of such ten (10) business day period report its appraisal of the Market Base Rental Rate in writing simultaneously to both parties. If the lower of the two (2) appraisals is not less than Ninety Percent (90%) of the higher of the two (2) appraisals, the average of the two (2) appraisals shall be the Market Base Rental Rate. If the lower of the two (2) appraisals is less than Ninety Percent (90%) of the higher of the two (2) appraisals, the two (2) appraisers shall, within fifteen (15) days after the submission of both reports, select (and notify the parties of the selection and identity of) a third (3rd) appraiser who shall within fifteen (15) days of its appointment select the amount stated by either Landlord's appraiser or Tenant's appraiser and such third (3rd) appraiser shall have no discretion to select an amount different from either thereof

         C Each appraiser must be an MAI appraiser, shall have at least five (5) years experience in the appraisal of office buildings in the Denver, Colorado, area, and shall be disinterested and not an affiliate or family member of, or contract party to, any party (other than in connection with such appraisal). Each appraisal shall take into account the parameters and factors used to determine Market Base Rental Rate set forth in Addendum 1. In each instance where two (2) appraisers select a third (3rd) appraiser, the two (2) appraisers shall share with the third (3rd) appraiser all documents, research and other information acquired by them with respect to the Building Complex, Real Property and Premises. The fees and expenses of each appraiser shall be borne by the party selecting such appraiser and the fees and expenses of the third appraiser, if any, shall be split equally between the parties. To the extent Landlord and/or Tenant shall possess material information with regard to the Building Complex, Real Property and Premises, such party shall furnish and provide the appraiser(s) with such information.

                          ADDENDUM 2 TO LEASE AGREEMENT
                                 BY AND BETWEEN
                              EQUASTONE VIEWS, LLC
                                       AND
                                (I)STRUCTURE, LLC

                             RIGHT OF FIRST REFUSAL

Tenant is hereby granted and shall have a right of first refusal (the "ROFR") on all or any portion of the space located on the first and third floors of the Building (collectively, the "ROFR Space") for which Landlord receives or delivers a bona fide written expression of interest from or to a prospective tenant (an "Expression of Interest") pursuant to which the parties mutually indicate an interest in leasing all or any portion of the ROFR Space. The ROFR is subject and subordinate to any other rights of first offer, rights of first refusal, expansion rights, renewal rights or other rights existing as of the date of this Lease of the Building or any other buildings in the Building Complex. Landlord represents that to its actual knowledge the sole rights of first offer, rights of first refusal, expansion rights or renewal rights existing as of the date of this Lease with respect to the ROFR Space are as set forth on Addendum 2-A.

Upon delivery or receipt of an Expression of Interest, Landlord shall promptly provide Tenant with a written notice ("ROFR Notice"): (i) identifying the leasable area of the ROFR Space covered by the Expression of Interest, and (ii) transmitting a copy of the Expression of Interest. Tenant shall have the right at any time within five (5) business days following its receipt of the ROFR Notice to exercise its ROFR with respect to the space specified in such ROFR Notice. If Tenant fails to respond within such five (5) business day period, time being of the essence, Tenant will be deemed to have elected not to exercise its ROFR and Tenant's ROFR shall be deemed to be null and void and of no further force and effect. If Tenant elects not to (or is deemed to have elected not to) exercise its ROFR with respect to any ROFR Space, Landlord shall have the right to enter into a lease with the prospective tenant (or its assignee) identified in the Expression of Interest on substantially the same terms as set forth in the Expression of Interest. If Tenant exercises its ROFR, Tenant shall timely deliver written notice of such exercise to Landlord, and Landlord and Tenant shall execute a separate lease covering the ROFR Space (the "ROFR Space Lease"). The ROFR Space Lease shall be cross defaulted with this Lease and shall otherwise be on the same terms and conditions as this Lease except that the ROFR Space Lease will be modified to reflect the terms set forth in Expression of Interest.

Tenant's right to lease any ROFR Space shall be a continuous right during the Term, and the exercise or non-exercise of the ROFR with respect to any ROFR Space shall not be deemed to extinguish the ROFR with respect to such ROFR Space (if such ROFR Space later becomes available again as a ROFR Space) or with respect to any other ROFR Space.

Notwithstanding the foregoing, Landlord shall not be obligated to offer the ROFR Space to Tenant under any of the following conditions: (i) any then existing tenant of the space elects to extend its lease pursuant to a renewal option contained in its lease, a negotiated lease extension or a replacement lease;
(ii) a tenant expands its existing premises to include any ROFR Space (whether such space is added pursuant to the exercise of the expansion option or a negotiated lease amendment); or (iii) any ROFR Space becomes available at a time when an uncured Event of Default is existing hereunder.

                                  ADDENDUM 2-A

1. McData has a right of first refusal to the final 50,000 rentable square feet to be leased in the Building during the initial lease up of the Building.

                          ADDENDUM 3 TO LEASE AGREEMENT
                                 BY AND BETWEEN
                              EQUASTONE VIEWS, LLC
                                       AND
                                (I)STRUCTURE, LLC

                                   TENANT WORK

1. Space planning and interior architect/engineering.

2. Furniture systems reconfiguration.

3. Furniture acquisitions and installation.

4. Card entry system identical to the card entry system currently in use at the entrance doors to the Building, including any related cabling therefor, and all installation costs therefor.

5. So-called "Uninterrupted Power Supply" (UPS) battery back up system selected by Tenant and reasonably approved by Landlord, for Tenant's server system which is reasonably commercially suited to conduct Tenant's business in the Premises.

6. Security system acquisition and installation.

7. PBX phone system and cabling therefor selected by Tenant and reasonably approved by Landlord, and which are reasonably commercially suited to conduct Tenant's business in the Premises.

8. Supplemental air conditioning system acquisition and installation to meet Tenant's needs.

9. Cabling.

10. Exterior monument signage.

11. Move costs.

12. Tenant's Project Management Fees.

13. Any other items reasonably required by Tenant to make the space meet commercial norms for Class A office space and usage (e.g., microwave ovens, refrigerators, etc.)

                          ADDENDUM 4 TO LEASE AGREEMENT
                                 BY AND BETWEEN
                              EQUASTONE VIEWS, LLC
                                       AND
                                (I)STRUCTURE, LLC

                                    INSURANCE

1.       INSURANCE AND INDEMNIFICATION.

1.1 Tenant Compliance with Insurance Requirements. Tenant's obligation to comply with all applicable Laws shall include, without limitation, all applicable fire codes and rules and regulations of Landlord's fire insurance underwriters, and Tenant shall not, directly or indirectly, make any use of the Building or Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If, by reason of the failure of Tenant to comply with the provisions of this Section 1.1, any insurance coverage is jeopardized or insurance premiums are increased, Landlord shall have the option, in its sole discretion, either to terminate this Lease or to require Tenant to make immediate payment of such increased insurance premium. If Tenant fails to maintain any insurance, which Tenant is required to maintain pursuant to this Section 1, Tenant shall be liable to Landlord for any loss or costs resulting from such failure to maintain. Tenant may not self-insure against any risks required herein to be covered by insurance.

1.2 Tenant Indemnity. Except to the extent arising from and caused by the gross negligence or willful misconduct of Landlord Parties and subject to the waiver of claims set forth in Section 13, Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in or on the Premises; or (ii) occurring in, on, or about any other portion of the Project to the extent such injury or damage shall be caused by the negligence or willful misconduct by the Tenant Parties. Tenant further agrees to indemnify and hold Landlord harmless from, and defend Landlord against, any and all claims, losses, or liabilities (including damage to Landlord's property) arising from
(x) any breach of this Lease by Tenant, and/or (y) the conduct of any work or business of Tenant Parties in or about the Project, including, but not limited to any release, discharge, storage or use of any Hazardous Substance. In the event of a discrepancy between the terms of this section and the terms of
Section 35 of the Lease concerning Hazardous Substance liability, the latter shall control.

1.3 Tenant's Insurance Policies. Tenant shall, at its own expense, at all times during the term of this Lease provide and maintain in effect those insurance policies and minimum limits of coverage as designated below, and any other insurance required by law in any state where Tenant occupies any Premises under this Lease.

1.3.1 Workers' Compensation Insurance. Workers' Compensation insurance shall be provided as required by any applicable law or regulation and, in accordance with the provisions of the laws of the nation, state, territory or province having jurisdiction over Tenant's employees at the Premises.

1.3.2 Commercial General Liability Insurance. Tenant shall carry Commercial General Liability insurance, written on ISO occurrence form CG 00 01 01 96 (or a substitute form providing equivalent coverage), covering all operations by or on behalf of Tenant at the Premises, and providing insurance for bodily injury, property damage, personal injury and advertising injury, as those terms are defined by Commercial General Liability insurance policies, with limits of not less than $2,000,000 each occurrence and $3,000,000 in the aggregate. Tenant shall furnish Certificates of Insurance annually to Landlord as evidence of this required insurance. Landlord, its officers, directors, employees, agents and invitees shall be included as Additional Insureds for the Commercial General Liability coverage required to be maintained by Tenant under this Lease.

1.3.3 Automobile Liability Insurance. Tenant shall carry Business Automobile Liability insurance, including bodily injury and property damage for all vehicles, including but not limited to all owned, hired (or rented) and non-owned vehicles. The limits of liability shall not be less than $1,000,000 combined single limit for each accident.

1.3.4 Tenant Improvements. Special form property damage insurance covering all of the Tenant Improvements; and Tenant's other leasehold alterations and additions permitted under Section 11 of the Lease, and Tenant's trade fixtures, merchandise and all personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement cost, without depreciation, during the Lease Term, providing protection against any peril included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief. Any insurance policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 18 of the Lease, whereupon any proceeds of insurance covering the Tenant Improvements and any alterations or additions permitted under Section 11 of the Lease, shall be payable to Landlord or to Landlord's designee(s). Insurance coverage called for hereunder shall also provide for business interruption coverage with a rental rider for a 12-month period. Any deductible provided in such insurance shall not exceed Five Thousand Dollars ($5,000.00) per occurrence without written approval from Landlord.

1.3.5 Tenant's Use of Consultants and Contractors on Premises. In the event Tenant utilizes the services of consultants and/or contractors on the Premises, Tenant shall require from or provide for all such consultants and contractors the same minimum insurance requirements detailed above. Landlord reserves the right to request from Tenant copies of such consultants' and contractors' certificates and/or certified copies of insurance policies when deemed necessary.

1.4 Policies to be Primary. The policies carried by Tenant as required above shall be endorsed to stipulate that Tenant's insurance shall be primary to and noncontributory with any and all other insurance maintained or otherwise afforded to Landlord, its officers, directors, employees and agents. With respect to Tenant's general liability policy, Tenant and its respective insurers waive all rights of recovery or subrogation against Landlord, its officers, directors, employees, agents, and insurers, except as prohibited by law.

1.5 Certificates of Insurance. Certificates of Insurance shall be furnished by Tenant to Landlord before the commencement of this Lease by Tenant and within thirty (30) days prior to each policy renewal. Any acceptance of insurance certificates by Landlord shall not limit or relieve Tenant of the duties and responsibilities with respect to maintaining insurance assumed by it under this Lease. NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD'S MANAGEMENT AGENT PRIOR TO OCCUPANCY OF THE PREMISES.

1.6 Landlord May Provide Insurance. If Tenant does not comply with the insurance requirements of this Lease, Landlord may, at its option, provide insurance coverage to protect Landlord and Tenant and add the cost of such coverage to the fees invoiced by Landlord.

1.7 Waiver of Subrogation. Notwithstanding anything to the contrary in the Lease, Landlord and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is required to be insured against under any property insurance policies required by this Lease (whether or not self-insured) to the extent of the amount of property insurance proceeds that party would have received under that insurance if that party had maintained all property insurance it is required to maintain under this Lease; provided, however, that this release shall not be applicable to the portion of any damage which is not reimbursed by the damaged party's insurer because of the "deductible" permitted hereunder in the damaged party's insurance coverage. By this waiver it is the intent of the parties that except as provided immediately above, neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies required by this Lease, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees.